EXHIBIT 2.1

                                                            EXHIBIT 2.1













                 AGREEMENT AND PLAN OF REORGANIZATION


                                 AMONG


                      BERRY PLASTICS CORPORATION,

                  PACKERWARE ACQUISITION CORPORATION,

                        PACKERWARE CORPORATION

                                  AND

                          THE SHAREHOLDERS OF
                        PACKERWARE CORPORATION











                           JANUARY 14, 1997

                           TABLE OF CONTENTS

                                                                   PAGE


SECTION 1.  GENERAL  1
     1.1.  The Merger  1
     1.2.  Effective Time of the Merger  1
     1.3.  Effect of the Merger  1
     1.4.  Charter, By-Laws, Officers and Directors of Surviving Corporation
                2
     1.5.  Taking of Necessary Action; Further Assurances  2
     1.6.  Direction Statement; Voting Rights; Authorization of the Merger,
                this Agreement and the Certificate of Merger......... 2
     1.7.  The Closing  3

SECTION 2.  PAYMENT OF PURCHASE PRICE; EFFECT OF MERGER ON CAPITAL STOCK OF
                CONSTITUENT CORPORATIONS............................. 3
     2.1.  Effect on Capital Stock  3
     2.2.  Delivery of Funds; Surrender of Certificates; Underpayment Escrow
                6
     2.3.  Repayment of ESOP Loan  7
     2.4.  Escrow Agreement; Delivery of Funds  7
     2.5.  No Further Ownership Rights in Company Common Stock  7

SECTION 3.  WORKING CAPITAL PURCHASE PRICE ADJUSTMENT  8
     3.1.  Preparation of Closing Balance Sheet and Final Working Capital
                Statement............................................ 8
     3.2.  Review by the Shareholders' Representative  8
     3.3.  Adjustment  9

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS  10
     4.1.  Title to the Shares  10
     4.2.  Authority; Noncontravention; Consents  10

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                INDEMNIFYING SHAREHOLDERS........................... 11
     5.1.  Organization; Good Standing; Qualification and Power  11
     5.2.  Equity Investments  11
     5.3.  Capital Stock  11
     5.4.  Authority; Noncontravention; Consents  11
     5.5.  Financial Statements  12
     5.6.  Absence of Undisclosed Liabilities  12
     5.7.  Absence of Changes  13
     5.8.  Tax Matters  13
     5.9.  Title to Assets, Properties and Rights and Related Matters  14
     5.10.  Real Property-Owned or Leased  14
     5.11.  Intellectual Property  15
     5.12.  Agreements, No Defaults, Etc.  16
     5.13.  Litigation, Etc.  17
     5.14.  Compliance; Governmental Authorizations  17
     5.15.  Insurance  18
     5.16.  Labor Relations; Employees  18
     5.17.  ERISA Compliance  18
     5.18.  Environmental Matters  20
     5.19.  Brokers  21
     5.20.  Related Transactions  21
     5.21.  Accounts and Notes Receivable  21
     5.22.  Accounts and Notes Payable  21
     5.23.  Inventories  21
     5.24.  Warranties of Products; Products Liability; Regulatory Compliance
                22
     5.25.  Bank Accounts; Powers of Attorney  22
     5.26.  Suppliers and Vendors  22
     5.27.  Customers  22
     5.28.  Expenses  22
     5.29.  Disclosure  23

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB  23
     6.1.  Organization; Good Standing; Authority  23
     6.2.  Noncontravention; Consents  23
     6.3.  Brokers  24
     6.4.  Litigation  24
     6.5.  Parent's Investment Intent  24

SECTION 7.  CONDUCT AND TRANSACTIONS PRIOR TO THE CLOSING; ADDITIONAL PRE-
                CLOSING AGREEMENTS.................................. 24
     7.1.  Affirmative Covenants of the Company  24
     7.2.  Negative Covenants of the Company  25
     7.3.  Confidentiality  26
     7.4.  Consents  26
     7.5.  Efforts to Consummate  26
     7.6.  Notice of Prospective Breach  27
     7.7.  Public Announcements  27
     7.8.  Negotiation with Others; Disposition and Voting of Securities.  27
     7.9.  Release by Indemnifying Shareholders  28
     7.10.  Indemnifying Shareholders' Representative  29
           (a)  Appoint  29
           (b)  Reliance by Representative  29
           (c)  Expenses of Representative  30
           (d)  Indemnification  30

SECTION 8.  CONDITIONS  30
     8.1.  Conditions to Each Party's Obligations to Effect the Merger  30
           (a)  Approvals  30
           (b)  No Injunctions or Restraints  30
           (c)  Statutes  31
           (d)  Hart-Scott-Rodino  31
           (e)  Legal Proceedings  31
     8.2.  Conditions to Obligations of Parent and Acquisition Sub  31
           (a)  Accuracy of Representations and Warranties  31
           (b)  Performance of Obligations of the Company and the
                      Shareholders.................................. 31
           (c)  Authorization  31
           (d)  Opinion of the Company's and the Indemnifying Shareholders'
                      Counsel....................................... 32
           (e)  Consents and Approvals  32
           (f)  Government Consents, Authorizations, Etc.  32
           (g)  Corporate Resolutions.  32
           (h)  Absence of Material Adverse Change  32
           (i)  Officer's Certificate.  32
           (j)  Financing  32
           (k)  Due Diligence  33
           (l)  Employment Agreement  33
           (m)  Noncompetition and Consulting Agreement.  33
           (n)  Escrow Agreement  33
           (o)  Shareholders' Expenses  33
           (p)  Real Estate and Equipment  33
           (q)  Environmental  33
           (r)  Industrial Revenue Bonds  33
           (s)  Sale of Capital Stock of Packer Plastics International, Inc.
                      34
           (t)  Termination of Capital Leases  34
           (u)  Amendment of Acc-U-Print Printing Press Lease Agreement.  34
           (v)  Employee Closing Bonuses.  34
           (w)  Payment and Cancellation of the Stipulated Debt  34
           (x)  Invention Assignment Agreement  35
           (y)  Resignations From 401(k) Trustee Positions  35
           (z)  Termination of the Company's 1995 Stock Option Plan;
                      Cancellation of Outstanding Stock Options..... 35
     8.3.  Conditions to Obligations of the Company and the Shareholders  35
           (a)  Accuracy of Representations and Warranties  35
           (b)  Performance of Obligations of Parent and Acquisition Sub  35
           (c)  Authorization  35
           (d)  Government Consents, Authorizations, Etc.  36
           (e)  Corporate Resolutions  36
           (f)  Officer's Certificate  36
           (g)  Employment Agreement  36
           (h)  Consulting and Noncompetition Agreement  36
           (i)  Escrow Agreement  36
           (j)  Fairness Opinion  36

SECTION 9.  INDEMNIFICATION  36
     9.1.  Indemnification Generally; Etc.  36
           (a)  By the Shareholder Group in Favor of the Buyer Group  36
           (b)  By Each Shareholder in Favor of the Buyer Group  38
           (c)  By Parent and Acquisition Sub in Favor of the Company and the
                      Shareholders.................................. 38
     9.2.  Limitations on Indemnification  38
           (a)  Indemnity Baskets for the Shareholders  38
           (b)  Indemnity Limitations for the Shareholders  39
           (c)  Indemnity Baskets for the Buyer Group  39
           (d)  Indemnity Limitations for the Buyer Group  39
     9.3.  Assertion of Claims  39
     9.4.  Notice and Defense of Third Party Claims  40
     9.5.  Survival of Representations and Warranties  41
     9.6.  No Third Party Reliance  41
     9.7.  Remedies Exclusive  41

SECTION 10.     ADDITIONAL AGREEMENTS  41
     10.1.  Expenses  41
     10.2.  Disclosure of Information; Noncompetition  42
     10.3.  Use of Name  43
     10.4.  Relationships with Vendors and Customers  43
     10.5.  Termination of Affiliate Transactions  43
     10.6.  Amendment and Termination of ESOP  44
     10.7.  401(k) Plan Participation  44
     10.8.  Accrual of Closing Bonus Payments  44
     10.9.  ESOP Loan Interest Payments  44
     10.10.     Dissolution of Pakka Plastics S.A. de C.V.  44
     10.11.     Disclosure Covenant of the Company and the Indemnifying
                      Shareholders.................................. 45
     10.12.     Transfer of Life Insurance Policy  45

SECTION 11.     TERMINATION; EFFECT OF TERMINATION  46
     11.1.  Termination  46
     11.2.  Effect of Termination  47

SECTION 12.     MISCELLANEOUS PROVISIONS  47
     12.1.  Amendment  47
     12.2.  Extension; Waiver  47
     12.3.  Entire Agreement  47
     12.4.  Severability  47
     12.5.  No Third-Party Beneficiaries; Successors and Assigns  48
     12.6.  Headings  48
     12.7.  Notices  48
     12.8.  Counterparts  50
     12.9.  Governing Law  50
     12.10.     Jurisdiction; Venue  50
     12.11.     Incorporation of Exhibits and Schedules  50
     12.12.     Construction  50
     12.13.     Remedies  50
     12.14.     Waiver of Jury Trial  50

                        SCHEDULES AND EXHIBITS


Annex I         -     Definitions


Schedule I      -     Shareholders; Capitalization
Schedule II     -     Assets To Be Transferred

Exhibit A       -     Form of Certificate of Merger
Exhibit B       -     Form of Amended and Restated Articles of Incorporation of
                      the Company
Exhibit C       -     Form of Employment Agreement
Exhibit D       -     Form of Noncompetition and Consulting Agreement

                                            AGREEMENT AND PLAN OF
                                 REORGANIZATION dated as of January 14, 1997, among BERRY PLASTICS CORPORATION, a Delaware corporation ("Parent"), PACKERWARE ACQUISITION CORPORATION, a Kansas corporation and wholly-owned subsidiary of Parent ("Acquisition Sub"), PACKERWARE CORPORATION, a Kansas corporation (the "Company"), and THE SHAREHOLDERS OF THE COMPANY NAMED ON SCHEDULE I attached hereto (each, a "Shareholder", and collectively the "Shareholders").


           The Company is engaged in the business (the "Subject Business") of manufacturing, marketing and selling injection and blow-molded plastic open top containers, drink cups, housewares and lawn and garden products. The respective Boards of Directors of each of Parent, Acquisition Sub and the Company have duly approved and adopted this Agreement and Plan of Reorganization (this "Agreement"), the Certificate of Merger in substantially the form of EXHIBIT A attached hereto (the "Certificate of Merger") and the proposed merger (the "Merger") of Acquisition Sub with and into the Company in accordance with, and subject to, the terms and conditions of this Agreement, the Certificate of Merger and the Kansas General Corporation Code (the "Kansas Statute") whereby, among other things, each issued and outstanding share of common stock, $.10 par value (the "Company Common Stock"), of the Company not owned of record by the Company will be converted into the right to receive cash in the manner set forth in Section 2 of this Agreement and the Certificate of Merger. Capitalized terms used but not defined herein have the meanings set forth in ANNEX I hereto.

           NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived from this Agreement and the Certificate of Merger and the representations, warranties, covenants, agreements and conditions contained herein and in the Certificate of Merger, the parties hereto hereby agree as follows:

           SECTION 1.  GENERAL

           1. THE MERGER. In accordance with, and subject to, the provisions of this Agreement, the Certificate of Merger and the Kansas Statute, Acquisition Sub shall be merged with and into the Company, which, at and after the Effective Time, shall be and is hereinafter sometimes referred to as the "Surviving Corporation." Acquisition Sub and the Company are hereinafter sometimes collectively referred to as the "Constituent Corporations."

           2. EFFECTIVE TIME OF THE MERGER. The Merger shall become effective on the Closing Date upon the filing by Acquisition Sub of the Certificate of Merger with the Secretary of State of the State of Kansas. The Certificate of Merger shall be executed and delivered in the manner provided under the Kansas Statute. The time when the Merger shall become effective is referred to herein as the "Effective Time."

           3. EFFECT OF THE MERGER. Except as specifically set forth herein or in the Certificate of Merger, at the Effective Time, the identity, existence, corporate organization, purposes, powers, objects, franchises, privileges, rights, immunities, restrictions, debts, liabilities and duties (collectively, the "Corporate Rights") of the Company shall continue in effect and be unimpaired by the Merger, and the Corporate Rights of Acquisition Sub shall be merged with and into the Company, which shall, as the Surviving Corporation, be fully vested therewith. At the Effective Time, the separate existence and corporate organization of Acquisition Sub shall cease, and Acquisition Sub shall be merged with and into the Surviving Corporation.

           4. CHARTER, BY-LAWS, OFFICERS AND DIRECTORS OF SURVIVING CORPORATION. From and after the Effective Time, (a) the articles of incorporation of the Company shall be amended and restated in their entirety to read as set forth in EXHIBIT B hereto and, as so amended, such articles of incorporation shall be the articles of incorporation of the Surviving Corporation until altered, amended or repealed as provided in the Kansas Statute, (b) the By-laws of Acquisition Sub shall become the By-laws of the Surviving Corporation, unless and until altered, amended or repealed as provided in the Kansas Statute, the Surviving Corporation's articles of incorporation or such By-laws; and (c) the officers and directors of Acquisition Sub shall become the officers and directors of the Surviving Corporation, respectively, unless and until removed or until their respective terms of office shall have expired in accordance with the Kansas Statute or the Surviving Corporation's articles of incorporation or By-laws, as applicable.

           5. TAKING OF NECESSARY ACTION; FURTHER ASSURANCES. Prior to the Effective Time, and subject to the terms and conditions contained in this Agreement, the parties hereto shall take or cause to be taken all such actions as may be necessary or appropriate in order to effectuate, as expeditiously as reasonably practicable, the Merger.

           6. DIRECTION STATEMENT; VOTING RIGHTS; AUTHORIZATION OF THE MERGER, THIS AGREEMENT AND THE CERTIFICATE OF MERGER. (a) In connection with the transactions contemplated hereby, the Company, in its capacity as plan administrator of the ESOP, shall have prepared a Direction Statement (as defined below), together with a form of voting direction, with respect to the meeting of the Shareholders (the "Special Meeting") at which the Shareholders will be asked to approve and adopt the Merger, this Agreement and consummation of the transactions contemplated hereby. At least 20 calendar days in advance of the Special Meeting, the Company shall have distributed the Direction Statement to all participants in the ESOP who, as of the Record Date for such Special Meeting, have shares of Company Common Stock allocated to their respective accounts (the "Directing Participants"). The term "Direction Statement" means the Direction Statement at the time it is initially delivered to the Directing Participants and all amendments or supplements thereto, if any, similarly delivered. None of the information included by the Company in the Direction Statement shall be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading, and the Company agrees to correct any information included therein that shall become false or misleading in any material respect at any time after the date on which the Direction Statement is delivered to the Directing Participants.

           (b) The Company shall take all action necessary, in accordance with the Kansas Statute and the Company's Charter and Bylaws, to convene the Special Meeting. The Company shall use its best efforts to solicit from the Directing Participants directions to vote shares of Company Common Stock allocated to such Directing Participants' respective accounts as of October 31, 1996. At the Special Meeting, the trustee of the ESOP (the "Trustee") shall vote all allocated shares as to which directions are received from Directing Participants in accordance with such directions. The Trustee also shall vote, in accordance with the fiduciary duties of the Trustee as set forth under ERISA, all shares of Company Common Stock that are not allocated to the accounts of participants and all allocated shares as to which no direction is received. Each of the Indemnifying Shareholders shall vote their respective Shares in favor of approving and adopting the Merger, this Agreement, and consummation of the transactions contemplated hereby.

           (c) Prior to or simultaneously with the execution and delivery of this Agreement, Parent, as the sole shareholder of Acquisition Sub, shall execute a written consent in lieu of a meeting, which written consent shall include resolutions approving and adopting the Merger, this Agreement, the Certificate of Merger and consummation of the transactions contemplated hereby, as required by the Kansas Statute.

           (d) The Company shall take, and the Indemnifying Shareholders shall cause the Company to take, as promptly as practicable, all such other actions as may be necessary or advisable under the Kansas Statute and any other applicable law or regulation in connection with this Agreement, the Merger or the Certificate of Merger. The Company shall prepare and distribute any written notice or other materials relating to the shareholder action contemplated by Section 1.6(a) required to be delivered pursuant to the Company's Charter or By-laws, the Kansas Statute or any other Federal or state law applicable to this Agreement, the Merger, the Certificate of Merger or such shareholder action (collectively, the "Shareholder Materials"); PROVIDED, HOWEVER, that Parent, Acquisition Sub and their counsel shall have a reasonable opportunity to review all Shareholder Materials and all Shareholder Materials shall be reasonably satisfactory in form and substance to Parent, Acquisition Sub and their respective counsel.

           7. THE CLOSING. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement shall have been abandoned pursuant to the provisions of Section 11.1, and subject to the provisions of
Section 8, the closing of the transactions contemplated hereby (the "Closing") will take place on January 21, 1997 or such other date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be no later than the fifth Business Day after all of the conditions set forth in Section 8 (other than those conditions which are intended to only be satisfied at Closing) shall have been satisfied (or waived in accordance with Section 12.2). On the Closing Date, the Surviving Corporation shall file the Certificate of Merger with the Secretary of State of the State of Kansas pursuant to Section 1.2 hereof. The Closing shall take place at the offices of Spencer, Fane, Britt & Browne, 1400 Commerce Bank Building, 1000 Walnut Street, Kansas City, Missouri 64106, unless another place is agreed to in writing by the parties.

           SECTION 2. PAYMENT OF PURCHASE PRICE; EFFECT OF MERGER ON CAPITAL STOCK OF CONSTITUENT CORPORATIONS

           1. EFFECT ON CAPITAL STOCK. (a) The following terms used in this Agreement shall have the following respective meanings:

                "ADDITIONAL MERGER CONSIDERATION" means the sum of the Merger Share Additional Amount and the Allocated Share Additional Amount, if any.

                "ALLOCATED ESOP SHARE NUMBER" means the number of Allocated Shares.

                "ALLOCATED SHARE ADDITIONAL AMOUNT" means the amount, if any, payable to the holders of Allocated Shares pursuant to Section 3.3(a) hereof.

                "CAPX AMOUNT" means $590,000.

                "CLOSING ESOP CONSIDERATION" means an amount equal to the greater of (A) $18.20 times the ESOP Share Number and (B) the amount equal to "X" as determined pursuant to the following formula:

                X = ($18.20 x A) + ($2.48 x B) + (C x D)

                Where:

                A = Unallocated ESOP Share Number
                B = Allocated ESOP Share Number
                C = the remainder of the Maximum Closing Merger
                    Consideration minus the sum of
                    ($18.20 x A)+($2.48 x B)
                D = the ESOP's Proportionate Percentage

                "ESCROW AMOUNT" means $1,500,000.

                "ESOP SHARE NUMBER" means the number of ESOP Shares.

                "ESOP SHARES" means the shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and owned by the ESOP, including both Allocated Shares and Unallocated Shares.

                "MAXIMUM CLOSING MERGER CONSIDERATION" means $25,750,000 plus the CapX Amount less the aggregate amount of the Shareholders' Expenses and Stipulated Debt.

                "MAXIMUM MERGER CONSIDERATION" means an amount equal to the sum of the Maximum Closing Merger Consideration and the Additional Merger Consideration, if any.

                "MERGER CONSIDERATION" means, with respect to any Share, the consideration payable with respect to such Share pursuant to the terms of this Section 2 and Section 3.3(a).
                "MERGER SHARE ADDITIONAL AMOUNT" means the amount, if any, payable to the holders of Merger Shares pursuant to Section 3.3(a) hereof.

                "MERGER SHARE NUMBER" means the number of Merger Shares.

                "MERGER SHARES" means the shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time that are owned by any Person other than the Company and the ESOP.

                "PER ALLOCATED SHARE ADDITIONAL AMOUNT" means an amount equal to the quotient obtained by dividing the Allocated Share Additional Amount by the Allocated ESOP Share Number, rounded to the nearest $.0001.

                "PER ALLOCATED SHARE CLOSING AMOUNT" means an amount equal to the quotient obtained by dividing (A) the remainder of the Closing ESOP Consideration minus an amount equal to the product of $18.20 times the Unallocated ESOP Share Number, by (B) the Allocated ESOP Share Number, rounded to the nearest $.0001.

                "PER MERGER SHARE ADDITIONAL AMOUNT" means an amount equal to the quotient obtained by dividing the Merger Share Additional Amount by the Merger Share Number, rounded to the nearest $.0001.

                "PER MERGER SHARE CLOSING AMOUNT" means an amount equal to the quotient obtained by dividing (A) the remainder of the Maximum Closing Merger Consideration minus the sum of the Closing ESOP Consideration and the Escrow Amount by (B) the Merger Share Number, rounded to the nearest $.0001.

                "PER UNALLOCATED SHARE CLOSING AMOUNT" means $18.20.

                "SHAREHOLDERS' EXPENSES" means all fees and expenses that are unpaid at the Effective Time that are incurred by the Company, the Trustee and the Shareholders in connection with the preparation for, and consummation of, the transactions contemplated hereby and by the other agreements referred to herein.

                "SHARES" means the ESOP Shares and the Merger Shares.

                "STIPULATED DEBT" means all debt of the Company and the ESOP (other than accounts payable, accrued liabilities and an amount equal to the amount payable by the Trustee to Boatmen's pursuant to Section 2.3 below) that is paid off by the Surviving Corporation at Closing, and shall also include any fees or penalties that arise out of the prepayment of Stipulated Debt.

                "UNALLOCATED ESOP SHARE NUMBER" means the number of Unallocated Shares.

           (b) Anything contained in this Agreement or the Certificate of Merger to the contrary notwithstanding, the entire consideration payable in the Merger with respect to all Shares shall not exceed the Maximum Merger Consideration.

           (c) The manner and basis of converting, exchanging or canceling the shares of capital stock of each of the Constituent Corporations into or for cash (or the contingent right to receive cash) or securities of the Surviving Corporation shall be as follows:

                 (i) each share of common stock, $.01 par value, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, $.01 par value, of the Surviving Corporation;

                (ii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and owned directly or indirectly by the Company (whether as treasury stock or otherwise) shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and no consideration shall be delivered in exchange therefor;
               (iii) each Allocated Share shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding and be converted into (A) the right to receive, at the Effective Time, an amount in cash equal to the Per Allocated Share Closing Amount; PROVIDED, HOWEVER, that if the Per Allocated Share Closing Amount is greater than $18.20, the amount in excess of $18.20 shall be paid to the escrow agent (the "Overpayment Escrow Agent") under that certain Escrow Agreement dated as of the Closing Date among the Overpayment Escrow Agent, the Trustee and the Indemnifying Shareholders, and shall be held and disbursed in accordance with the terms and conditions set forth in such agreement, and (B) the right to receive, subject to the terms and conditions of this Agreement, an amount in cash equal to the Per Allocated Share Additional Amount, if any;

               (iv) each Unallocated Share shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding and be converted into the right to receive an amount in cash equal to the Per Unallocated Share Closing Amount;

               (v) each Merger Share shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding and be converted into (A) the right to receive, at the Effective Time, an amount in cash equal to the Per Merger Share Closing Amount, (B) the right to receive, subject to the terms and conditions of this Agreement, an amount in cash equal to the Per Merger Share Additional Amount, if any, and (C) the right to receive, subject to the terms and conditions of this Agreement and the Escrow Agreement, an amount in cash, if any, to be distributed under the Escrow Agreement; and

                (vi) each authorized but unissued share of Company Common Stock immediately prior to the Effective Time shall be canceled.

           2. DELIVERY OF FUNDS; SURRENDER OF CERTIFICATES; UNDERPAYMENT ESCROW. (a) At the Effective Time, upon surrender by each Shareholder to the Surviving Corporation of the certificate(s) which, immediately prior to the Effective Time, represented Shares, Parent shall pay, or cause the Surviving Corporation to possess sufficient funds to enable it to pay and will cause it to pay, each such Shareholder in exchange therefor an amount in immediately available funds equal to the product obtained by multiplying the number of Shares surrendered by such Shareholder by the Per Merger Share Closing Amount, the Per Allocated Share Closing Amount (unless the Per Allocated Share Closing Amount is greater than $18.20, in which case such amount in excess of $18.20 shall be paid in accordance with the terms of Section 2.1(c)(iii) above and
Section 2.2(b) below) or the Per Unallocated Share Closing Amount, as applicable, such amount to be paid promptly, at such Shareholder's election, by certified or cashier's check or wire transfer to an account designated by such Shareholder to Acquisition Sub not later than three Business Days prior to the Closing. No interest will be paid or will accrue on the Per Merger Share Closing Amount, the Per Allocated Share Closing Amount or the Per Unallocated Share Closing Amount payable upon the surrender of any certificates representing Shares. Until surrendered as contemplated by this Section 2.2 and the Certificate of Merger, each certificate representing Shares shall be deemed, at and after the Effective Time, to represent only the right to receive upon such surrender cash as contemplated by this Section 2, the Certificate of Merger and the Kansas Statute.

           (b) In the event that the Per Allocated Share Closing Amount is greater than $18.20, at the Effective Time, Parent shall deposit, or cause Acquisition Sub or the Surviving Corporation to possess sufficient funds to enable either of them to deposit and will cause such entity to deposit, with the Overpayment Escrow Agent an amount equal to the product of such excess and the Allocated ESOP Share Number. The parties hereto acknowledge and agree that upon payment to the Overpayment Escrow Agent of the amount, if any, of the Per Allocated Share Closing Amount that is in excess of $18.20, Parent, Acquisition Sub and the Surviving Corporation shall have no further responsibility with respect to the distribution of such amount to any Shareholder. The parties hereto further acknowledge and agree that, payment by Parent, Acquisition Sub or the Surviving Corporation of the Per Allocated Share Closing Amount pursuant to this Section 2.2 shall constitute full satisfaction of the obligation of Parent, Acquisition Sub and the Surviving Corporation to pay any consideration to the ESOP for the Allocated Shares surrendered by the ESOP in connection with the Merger, except as provided in Section 3.3(a).


           3. REPAYMENT OF ESOP LOAN. On the Closing Date, immediately after receipt of the Closing ESOP Consideration, the Trustee, on behalf of the ESOP, shall pay Boatmen's First National Bank of Kansas City, N.A. ("Boatmen's"), by wire transfer to an account designated by Boatmen's, that portion of the Closing ESOP Consideration attributable to the Unallocated Shares as partial payment of the amounts owed by the ESOP under the ESOP Loan Agreement dated December 17, 1986, as amended (the "ESOP Loan Agreement"), among Boatmen's (by assignment from The Merchant's Bank), the Company and the ESOP.

           4. ESCROW AGREEMENT; DELIVERY OF FUNDS. (a) On or prior to the Closing Date, Acquisition Sub shall appoint a bank reasonably acceptable to the Company to act as escrow agent (the "Escrow Agent") in connection with the Merger pursuant to the Escrow Agreement.

           (b) At the Effective Time, upon the terms and conditions contained in this Agreement and the Escrow Agreement, Parent shall deposit, or cause Acquisition Sub or the Surviving Corporation to possess sufficient funds to enable either of them to deposit and will cause such entity to deposit, with the Escrow Agent an amount equal to the Escrow Amount.

           5. NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration paid in respect of the surrender of certificates representing shares of Company Common Stock in accordance with the provisions of this
Section 2 and the Certificate of Merger shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. At and after the Effective Time, the stock transfer books of the Surviving Corporation shall be closed with respect to the capital stock of the Company, and there shall be no further registration of transfers of the capital stock of the Company thereafter on the records of the Surviving Corporation. If, after the Effective Time, certificates representing shares of Company Common Stock are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2 and the Certificate of Merger.

           SECTION 3.  WORKING CAPITAL PURCHASE PRICE ADJUSTMENT.

           1. PREPARATION OF CLOSING BALANCE SHEET AND FINAL WORKING CAPITAL STATEMENT. As promptly as practicable following the Closing Date (but in no event later than 60 days after the Closing Date), the Surviving Corporation, at its cost and expense, shall prepare, and cause Ernst & Young LLP, the accountants of the Surviving Corporation (the "Buyer's Accountants"), to certify, a balance sheet (the "Closing Balance Sheet") reflecting the financial position of the Company as of the Closing Date and a statement (the "Final Working Capital Statement") setting forth the computation of the Final Working Capital (as defined below) derived therefrom, which statement shall be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied with the historical financial statements of the Company; PROVIDED, HOWEVER, that in the event of a conflict between GAAP and the historical financial statements of the Company, such item shall be determined in accordance with GAAP. For purposes of preparing the Final Working Capital Statement, "Final Working Capital" shall include cash, net accounts receivable, inventory and prepaid expenses less accounts payable and accrued liabilities; debt (other than accounts payable and accrued liabilities) shall be excluded from Final Working Capital.

           2. REVIEW BY THE SHAREHOLDERS' REPRESENTATIVE. (a) Upon completion of the certified Final Working Capital Statement, the Surviving Corporation shall promptly deliver the same to the Shareholders' Representative with a notice ("Buyer's Notice of Adjustment") of the Surviving Corporation setting forth its proposed adjustment, if any, of the Merger Consideration as contemplated by Sections 2.1(c)(iii) and (v). During and after the preparation of the Final Working Capital Statement until the Final Determination Date (as defined below), the Surviving Corporation shall provide the Shareholders' Representative and its advisors with timely access to the employees and records of the Surviving Corporation, the Buyer's Accountants and the work papers, trial balances and similar materials used in connection with the preparation of the Final Working Capital Statement, including the work papers, trial balances and similar materials prepared by Buyer's Accountants.

           (b) Following receipt of the Buyer's Notice of Adjustment, the Shareholders' Representative will be afforded a period of 20 Business Days (the "First 20-Day Period") to review the Buyer's Notice of Adjustment. At or before the end of the First 20-Day Period, the Shareholders' Representative will either (A) accept the Final Working Capital (as set forth in the Buyer's Notice of Adjustment) in its entirety, in which case the Final Working Capital will be as set forth in the Buyer's Notice of Adjustment or (B) deliver to the Surviving Corporation a written notice (the "Objection Notice") containing a sufficiently detailed written explanation of those items in the Final Working Capital Statement (as set forth in the Buyer's Notice of Adjustment) which the Shareholders' Representative disputes, in which case the items identified by the Shareholders' Representative shall be deemed to be in dispute. The failure by the Shareholders' Representative to deliver the Objection Notice within the First 20-Day Period shall constitute the Shareholders' Representative's acceptance of the Final Working Capital as set forth in the Buyer's Notice of Adjustment. If the Shareholders' Representative delivers the Objection Notice in a timely manner, then, within a further period of 10 Business Days from the end of the First 20-Day Period the parties and, if desired, their accountants will attempt to resolve in good faith any disputed items and reach a written agreement (the "Settlement Agreement") with respect thereto. Failing such resolution, the unresolved disputed items will be referred for final binding resolution to an independent nationally-recognized firm of certified public accountants mutually acceptable to the Shareholders' Representative and the Surviving Corporation (the "Arbitrating Accountants"), the fees and expenses of which shall be borne equally by the Indemnifying Shareholders, on the one hand in proportion to their respective Percentage Interests, and the Surviving Corporation, on the other hand. The Final Working Capital will be deemed to be as determined by the Arbitrating Accountants. Such determination (the "Accountants' Determination") shall be (A) in writing, (B) furnished to the Shareholders' Representative and the Surviving Corporation as soon as practicable after the items in dispute have been referred to the Arbitrating Accountants, (C) made in accordance with GAAP and (D) nonappealable and incontestable by the Shareholders' Representative, any Shareholder, the Surviving Corporation, Parent or any of their respective Affiliates and not subject to collateral attack for any reason.

           (c) For purposes of this Section 3, the "Final Determination Date" shall mean the earliest to occur of (A) the 21st day following the receipt by the Shareholders' Representative of the Buyer's Notice of Adjustment if the Shareholders' Representative shall have failed to deliver the Objection Notice to the Surviving Corporation within the First 20-Day Period, (B) the date on which either the Shareholders' Representative or the Surviving Corporation gives the other a written notice to the effect that such party has no objection to the other party's determination of the Final Working Capital, (C) the date on which the Shareholders' Representative and the Surviving Corporation execute and deliver a Settlement Agreement and (D) the date as of which the Shareholders' Representative and the Surviving Corporation shall have received the Accountants' Determination.

           3. ADJUSTMENT. (a) If the Final Working Capital is greater than the sum of $7,000,000 and the amount of cash set forth on the Closing Balance Sheet (the amount of such excess being referred to herein as the "Underpayment Amount"), then, within five Business Days following the Final Determination Date, Parent shall pay, or cause the Surviving Corporation to possess sufficient funds to pay and cause it to pay, each Shareholder an amount in cash equal to such Shareholder's Proportionate Percentage of the Underpayment Amount; PROVIDED, HOWEVER, that in the event the Per Merger Share Closing Amount is less than $15.72, such Underpayment Amount shall be payable as follows: FIRST, to each Indemnifying Shareholder PRO RATA based on such Indemnifying Shareholder's Percentage Interest of the Underpayment Amount in amounts so that the sum of the Per Merger Share Closing Amount and the amount payable with respect to each Merger Share pursuant to this sentence equals but does not exceed $15.72, and SECOND, to the extent any portion of the Underpayment Amount is remaining, to each Shareholder PRO RATA based on such Shareholder's Proportionate Percentage of the remaining Underpayment Amount.

           (b) If the Final Working Capital is less than the sum of $7,000,000 and the amount of cash set forth on the Closing Balance Sheet (the amount of such shortfall being referred to herein as the "Overpayment Amount"), then the amount of such shortfall shall be offset against the Escrow Amount in the manner set forth in the Escrow Agreement. In addition, in the event the Overpayment Amount exceeds the Escrow Amount, each Indemnifying Shareholder shall, within five Business Days following the Final Determination Date, pay the Surviving Corporation or a party designated by the Surviving Corporation in cash such Indemnifying Shareholder's Percentage Interest of the amount by which the Overpayment Amount exceeds the Escrow Amount. The Indemnifying Shareholders shall be jointly and severally liable for the obligations of the Indemnifying Shareholders in this Section 3.3(b).

           SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder severally represents and warrants to Parent and Acquisition Sub as follows:

           1. TITLE TO THE SHARES. Except as set forth in the Disclosure Letter (as defined below), such Shareholder is the lawful owner, of record and beneficially, of those shares of Company Common Stock set forth opposite his or its name on SCHEDULE I hereto and has good and marketable title to such shares, free and clear of any Encumbrances whatsoever and with no restriction on the voting rights and other incidents of record and beneficial ownership pertaining thereto. Except for this Agreement and as set forth in the Disclosure Letter, there are no agreements or understandings between such Shareholder and any other Shareholder or any other Person with respect to the acquisition, disposition or voting of or any other matters pertaining to any of the capital stock of the Company. Such Shareholder acquired his or its shares of Company Common Stock in one or more transactions exempt from registration under the Securities Act of 1933, as amended, and in compliance with applicable state securities laws.

           2. AUTHORITY; NONCONTRAVENTION; CONSENTS. (a) Such Shareholder has full and absolute legal right, capacity, power and authority to enter into this Agreement and this Agreement is the valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors rights generally
or by general principles of equity.   If such Shareholder is a trust, such
trust is a validly created and existing trust under applicable state law.

           (b) Except as set forth in the Disclosure Letter, neither the execution, delivery and performance of this Agreement by such Shareholder nor the consummation of the transactions contemplated hereby nor compliance by such Shareholder with any of the provisions hereof will (i) conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligations contained in or the loss of any material benefit under, any term, condition or provision of any Contract to which such Shareholder is a party, or by which such Shareholder or any of his or its properties may be bound or (ii) violate any Law applicable to such Shareholder or any of his or its properties, which conflict or violation would prevent the consummation of the transactions contemplated by this Agreement or result in an Encumbrance on or against any assets, rights or properties of the Company or on or against any capital stock of the Company or give rise to any claim against the Company, Acquisition Sub, or any Affiliate of Acquisition Sub or have any material adverse effect on the business or assets of the Company or Acquisition Sub.

           (c) Except as contemplated by this Agreement, no Permit, authorization, consent or approval of or by, or any notification of or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by such Shareholder of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby.

           SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE INDEMNIFYING SHAREHOLDERS. The Company and the Indemnifying Shareholders jointly and severally represent and warrant to Parent and Acquisition Sub as follows:

           1. ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and, except as set forth in the disclosure letter dated the date of this Agreement (the "Disclosure Letter") certified by an authorized officer of the Company and each of the Indemnifying Shareholders and delivered by the Company to Parent and Acquisition Sub, is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, each of which jurisdictions is set forth in the Disclosure Letter. The Company has delivered to Acquisition Sub true and complete copies of the Company's Charter and the Company's By-laws, in each case as amended to the date hereof.

           2. EQUITY INVESTMENTS. Except as set forth in the Disclosure Letter, the Company has never had, nor does it have, any subsidiaries, nor has it ever owned, nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any Person.

           3. CAPITAL STOCK. The authorized capital stock of the Company consists of 2,000,000 shares of Company Common Stock, of which 700,494 shares are outstanding; such shares of Company Common Stock being owned of record by the Shareholders in the amounts set forth on SCHEDULE I. All of such shares are validly issued, fully paid and non-assessable. Except as set forth in the Disclosure Letter, there are no securities presently outstanding, and on the Closing Date there will not be any outstanding securities, which are convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Company, or subscriptions, warrants, options, calls, puts, convertible securities, registration or other rights, arrangements or commitments obligating the Company to issue, sell, register, purchase or redeem any of its equity securities or any ownership interest or rights therein. Except as set forth in the Disclosure Letter, there are no voting trusts or other agreements or understandings to which the Company is bound with respect to the voting of the Company's capital stock. There are no stock appreciation rights, phantom stock rights or similar rights or arrangements outstanding.

           4. AUTHORITY; NONCONTRAVENTION; CONSENTS. (a) The Company has all the requisite corporate power and authority to enter into this Agreement and each Related Document to which it is a party and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of this Agreement and each Related Document to which it is a party and all related transactions and to perform its obligations hereunder and thereunder; the execution, delivery and performance of this Agreement and each Related Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company; and this Agreement and each Related Document to which it is a party has been duly and validly executed and delivered by the Company and this Agreement and each Related Document to which it is a party is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors rights generally or by general principles of equity.

           (b) Neither the execution, delivery and performance of this Agreement and the Related Documents nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any provision hereof will (i) conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company under any term, condition or provision of (x) the Company's Charter or the Company's By-laws or (y) except as set forth in the Disclosure Letter, any Contract to which the Company is a party or by which its properties or assets are bound, or (ii) violate any Laws applicable to the Company or any of its properties.

           (c) Except as set forth in Section 10.6(b), the Disclosure Letter and as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, no consent, approval, Order or authorization of, registration, declaration or filing with, or notification to any Governmental Entity or any other third party is required in connection with the execution, delivery and performance by the Company of this Agreement or the Related Documents or the consummation of the transactions contemplated hereby or thereby.

           5. FINANCIAL STATEMENTS. The Company has previously delivered to Parent and Acquisition Sub the following financial statements (collectively, the "Financial Statements"):

                (a) the audited balance sheets of the Company as of October 31, 1995, 1994 and 1993 and the related statements of income, stockholders' equity, cash flows and supplemental data for the fiscal periods then ended; and

                (b) the unaudited balance sheet of the Company as of June 30, 1996 (the "Latest Balance Sheet" and such date being the "Latest Balance Sheet Date"), and the related unaudited statement of income for the eight-month period then ended.

Except as set forth in the Disclosure Letter, the Financial Statements (i) are in accordance with the books and records of the Company, (ii) fairly present the financial condition of the Company as at the respective dates indicated and the results of operations, stockholders' equity and cash flows of the Company for the respective periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby except, with respect to the unaudited Financial Statements, for normal year-end adjustments (none of which will be material) and for the absence of footnotes.

           6. ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the Disclosure Letter, the Company has no material Liability, except for
(i) Liabilities reflected in the Liabilities section of the Latest Balance Sheet, (ii) Liabilities under Contracts which have arisen in the ordinary course of business (none of which relates to a breach of contract), and
(iii) Liabilities that have arisen since the date of the Latest Balance Sheet in the ordinary course of business (none of which relates to breach of contract, breach of warranty, tort, infringement, violation of Law, or any action, suit or Proceeding (including any Liability under any Environmental, Health and Safety Laws)). There were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) that were not adequately provided for on the Latest Balance Sheet. Except as set forth in the Disclosure Letter, the Company has not, either expressly or by operation of law, assumed or undertaken any Liability of any other Person, including, without limitation, any obligation for corrective or remedial action relating to Environmental, Health and Safety Laws.

           7. ABSENCE OF CHANGES. Except as set forth in the Disclosure Letter, since June 30, 1996, there has not been any Material Adverse Change. Since that date, except as set forth in the Disclosure Letter, the Company has been operated in the ordinary course, consistent with past practice, and:

                (a) no fee, interest, dividend, royalty or any other payment of any kind has been made by the Company to any Shareholder or any Affiliate of the Company or any Shareholder;

                (b) no party (including the Company) has accelerated, terminated, modified or canceled any Contract (or series of related Contracts) involving more than $20,000 to which the Company is a party or by which the Company is bound and, to the Best Knowledge of the Company and the Indemnifying Shareholders, no party intends to take any such action;

                (c) the Company has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                (d) there has not been any material action or failure to act by the Company outside the ordinary course of business, or to the Best Knowledge of the Company and the Indemnifying Shareholders, any other material occurrence, event, incident or transaction outside the ordinary course of business involving the Company;

                (e) the Company has not taken any action that would violate any of the negative covenants set forth in Section 7.2 of this Agreement; and

                (f) there has been no agreement, understanding or authorization, whether in writing or otherwise, for the Company to take any of the actions specified in items (a) through (e) above.

           8. TAX MATTERS. Except as set forth in the Disclosure Letter, the Company and each other corporation included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Code, of which the Company is or has been a member, (a) has paid all Taxes required to be paid by it through the date hereof and (b) has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns with appropriate Governmental Entities in all jurisdictions in which the Tax Returns are required to be filed, and all such Tax Returns are true and complete. Except as set forth in the Disclosure Letter, the Company is not, nor has it ever been, included in any consolidated or combined Tax return for Federal, state or local Tax purposes or is it a member of an affiliated group within the meaning of Section 1504 of the Code. All Taxes, including those shown to be due on each of the Tax Returns, have been timely paid in full. Except as set forth in the Disclosure Letter, no Tax liens have been filed and the Company has not been notified by the Internal Revenue Service or any other taxing authority that any issues have been raised (and are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any Tax Return, and no waivers of statutes of limitation have been given or requested with respect to the Company. There are no pending Tax audits of any Tax Returns. No unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed against the Company or any member of any affiliated or combined group of which the Company was or is a member. The Company has made full and adequate provision (i) on the Latest Balance Sheet for all Taxes payable by it for all periods prior to the date thereof, and (ii) on its books for all Taxes payable by it for all periods beginning on or after such date. The Company has not incurred any Tax Liability since the Latest Balance Sheet Date, except for Taxes incurred in the ordinary course of business. The Company has not made an election to be treated as a "consenting corporation" under Section 341(f) of the Code and the Company is not, nor has it ever been, a "personal holding company" within the meaning of Section 542 of the Code. The Company and each of its predecessors have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has withheld and paid over all amounts required by Law to be withheld and paid from the wages or salaries of employees, and the Company is not liable for any Taxes for failure to comply with such Laws. The Company neither is nor has it ever been a party to any Tax sharing agreement. The Company has not agreed to nor is it required to make any adjustments pursuant to Section 481 of the Code, and the Internal Revenue Service has not proposed any such adjustments or changes in the Company's accounting method. There is no Contract covering any Person that individually or collectively could, as a result of the transactions contemplated hereby, or otherwise, give rise to the payment of any amount being non-deductible by the Company by reason of Section 280G of the Code.

           9. TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS. The Company has good title to the Intellectual Property Rights as provided in
Section 5.11 and to all other material assets, properties and interests in properties, real, personal or mixed, reflected on the Latest Balance Sheet or acquired after the Latest Balance Sheet Date (except machinery and equipment obtained through a capitalized lease, inventory or other property sold or otherwise disposed of since the Latest Balance Sheet Date in the ordinary course of business and accounts receivable and notes receivable paid in full subsequent to the Latest Balance Sheet Date), free and clear of all Encumbrances, of any kind or character, except for those Encumbrances set forth in the Disclosure Letter and Permitted Encumbrances. Other than Permitted Encumbrances, no conditions exist which materially interfere with the economic value or use of such assets, taken as a whole. Except as set forth in the Disclosure Letter and except for inventory and supplies in transit in the ordinary course of business, all material tangible personal property is located on the premises of the Company.

           10. REAL PROPERTY-OWNED OR LEASED. (a) The Disclosure Letter contains a list and brief description of all of the owned real property of the Company (the "Owned Property") and all real property in which the Company has a leasehold interest held under leases (the "Leased Property") including the name of the lessor and any requirement of consent of the lessor to consummate the transactions contemplated hereby. The Owned Property and the Leased Property (together, the "Real Property") constitute all real properties used or occupied by the Company in connection with the Company's businesses reflected on the Financial Statements.

           (b) With respect to the Real Property, except as set forth in the Disclosure Letter:

                (i) no portion thereof is subject to any pending condemnation Proceeding or Proceeding by any public or quasi-public authority and, to the Best Knowledge of the Company and the Indemnifying Shareholders, there is no threatened condemnation or Proceeding with respect thereto;

                (ii) the physical condition of the Real Property is sufficient to permit the continued conduct of the Subject Business as presently conducted subject to the provision of usual and customary maintenance and repair performed in the ordinary course with respect to similar properties of like age and construction;

                (iii) with respect to the Leased Property, the Company is the owner and holder of all the leasehold estates purported to be granted by such lease and each lease is in full force and effect and constitutes a valid and binding obligation of the Company;

                (iv) no notice of any increase in the assessed valuation of the Real Property and no notice of any contemplated special assessment has been received by the Company and to the Best Knowledge of the Company and the Indemnifying Shareholders, there is no threatened special assessment pertaining to any of the Real Property;

                (v) there are no Contracts, written or oral, to which the Company is a party, granting to any party or parties the right of use or occupancy of any portion of the parcels of the Real Property;

                (vi) there are no parties (other than the Company or its lessees disclosed pursuant to paragraph (v) above) in possession of the Owned Property; and

                (vii) with respect to the Leased Property, there have been no discussions or correspondence with the landlord concerning renewal terms for those leases scheduled to expire within 12 months of the date of this Agreement.

           11. INTELLECTUAL PROPERTY. Except in each case as set forth in the Disclosure Letter:

                (a) the Company owns, has the right to use, sell, license and dispose of, and has the right to bring actions for the infringement of all Intellectual Property Rights necessary or required for the conduct of the Subject Business (collectively, the "Owned Requisite Rights"), other than those Intellectual Property Rights for which the Company has a valid license (collectively, the "Licensed Requisite Rights"; the Owned Requisite Rights and Licensed Requisite Rights are collectively referred to herein as the "Requisite Rights") and such rights to use, sell, license, dispose of and bring actions are exclusive with respect to Owned Requisite Rights;

                (b) the Requisite Rights, all of which are set forth on the Disclosure Letter, are sufficient for the conduct of the Subject Business as presently conducted;

                (c) the Company has made timely and proper application for issuance of letters patent in the United States for all patentable inventions included within the Owned Requisite Rights;

                (d) there are no royalties, honoraria, fees or other payments payable by the Company to any Person by reason of the ownership, use, license, sale or disposition of Owned Requisite Rights or Licensed Requisite Rights;

                (e) no activity, service or procedure currently conducted by the Company violates or will violate any Contract of the Company with any third party or infringe any Intellectual Property Right of any other party;

                (f) the Company has taken reasonable and practicable steps (including, without limitation, entering into confidentiality and nondisclosure agreements with Persons with access to or knowledge of the Confidential Information) designed to safeguard and maintain (i) the secrecy and confidentiality of the Confidential Information and (ii) the proprietary rights of the Company in all Owned Requisite Rights;

                (g) the Company has not received from any third party (other than Parent or any Affiliate thereof) in the past five years any notice, charge, claim or other assertion that the Company is infringing any Intellectual Property Right of any third party or committed any acts of unfair competition, and no such claim is impliedly threatened by an offer to license from a third party under a claim of use; and

                (h) the Company (i) has no knowledge of and (ii) in the past five years has not sent or otherwise communicated to another Person (other than Parent or any Affiliate thereof) any notice, charge, claim or other assertion of any present, impending or threatened infringement by or misappropriation of, any Intellectual Property Right of the Company by such other Person or any acts of unfair competition by such other Person.

The Disclosure Letter contains a true and complete list of all applications, filings and other formal actions made or taken pursuant to Federal, state, local and foreign Laws by the Company to perfect or protect its interest in the Requisite Rights, including, without limitation, all patents, patent applications, trademarks, trademark applications, service marks and service mark applications.

           12. AGREEMENTS, NO DEFAULTS, ETC. Except as set forth in the Disclosure Letter, the Company is not a party to any:

                (a) Contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis;

                (b)  Contract with any Affiliate of the Company;

                (c) Contract relating to the borrowing of money or to the mortgaging, pledging or otherwise placing an Encumbrance on any asset or group of assets of the Company;

                (d) Contract relating to any guarantee of any obligation for borrowed money or otherwise;

                (e) Contract with respect to the lending or investing of funds;

                (f) Contract or indemnification with respect to any form of intangible property, including any Intellectual Property Rights or confidential information;

                (g) Contract or group of related Contracts with the same party (excluding purchase orders entered into in the ordinary course of business which are to be completed within three months of entering into such purchase orders) for the purchase or sale of products or services under which the undelivered balance of such products and services has a selling price in excess of $10,000;

                (h) Contract that prohibits it from freely engaging in business anywhere in the world;

                (i) other Contract (x) that is not terminable by either party without penalty upon not more than 30 days' advance notice and involves aggregate consideration in excess of $20,000 or (y) that involves aggregate consideration in excess of $25,000 (excluding in the case of clauses (x) and (y) above any purchase order entered into in the ordinary course of business which is to be completed within three months of entering into such purchase orders); or

                (j)  other Contract material to the Subject Business.

Except as set forth in the Disclosure Letter, there are no vehicles, boats, aircraft, apartments or other residential or recreational properties or facilities owned or operated by the Company for executive, administrative or sales purposes or any social club memberships owned or paid for by it. Except as set forth in the Disclosure Letter, the Company has in all material respects performed all the obligations required to be performed by it to date and is not in default or alleged to be in default in any material respect under any Contract, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default by the Company of any of the foregoing. The Company has furnished to Acquisition Sub true and complete copies of all Contracts listed in the Disclosure Letter or complete descriptions of all material terms of any oral Contracts listed in the Disclosure Letter.

           13. LITIGATION, ETC. Other than litigation relating to Parent or any Affiliate thereof, except as set forth in the Disclosure Letter, there are no (i) Proceedings pending or, to the Best Knowledge of the Company and the Indemnifying Shareholders, threatened against the Company, whether at law or in equity, or before or by any Governmental Entity or arbitrator or (ii) Orders of any Governmental Entity or arbitrator against the Company entered within the five-year period immediately preceding the date hereof. The Company has delivered to Acquisition Sub all material documents and correspondence relating to such matters referred to in the Disclosure Letter.

           14. COMPLIANCE; GOVERNMENTAL AUTHORIZATIONS. Except as set forth in the Disclosure Letter, the Subject Business has not and is not being conducted in violation in any material respect of any Law, Order or Permit, including, without limitation, Environmental, Health and Safety Laws. Except as set forth in the Disclosure Letter, no investigation or review by any Governmental Entity with respect to the Company is pending or, to the Best Knowledge of the Company and the Indemnifying Shareholders, threatened, nor has any Governmental Entity notified the Company of its intention to conduct the same. The Company has all Permits necessary for the conduct of its business, including those required under any Environmental, Health and Safety Laws, such Permits are in full force and effect, no violations are or have been recorded in respect of any thereof and no Proceeding is pending or, to the Best Knowledge of the Company and the Indemnifying Shareholder, threatened to revoke or limit any thereof. The Disclosure Letter contains a true and complete list of all material Permits under which the Company is operating or bound, and the Company has furnished to Acquisition Sub true and complete copies thereof.

           15. INSURANCE. The Disclosure Letter lists and briefly describes each insurance policy maintained by the Company with respect to the properties, assets and business of the Company. All of such insurance policies are in full force and effect, and the Company is not in default in any material respect with respect to its obligations under any of such insurance policies and has not received any notification of cancellation of any of such insurance policies and has no claim outstanding which could be expected to cause a material increase in the insurance rates. To the Best Knowledge of the Company and the Indemnifying Shareholders, no facts or circumstances exist that would relieve the insurer under any such policy of its obligation to satisfy in full any claim of the Company thereunder. The Company has not received any notice that
(i) any of such policies has been or will be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or (ii) the premium on any of such policies will be materially increased on the renewal thereof.

           16. LABOR RELATIONS; EMPLOYEES. Except as set forth in the Disclosure Letter, (i) the Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees, (ii) upon termination of the employment of any such employees, neither the Company nor Acquisition Sub will by reason of any action taken or not taken prior to the Closing be liable to any of such employees for severance pay or any other payments, (iii) the Company is in compliance in all material respects with all Laws respecting labor, employment and employment practices, terms and conditions of employment and wages and hours, (iv) there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or any other Governmental Entity, (v) there is no labor strike, material dispute or grievance, slowdown or stoppage actually pending or, to the Best Knowledge of the Company and the Indemnifying Shareholders, threatened against or involving the Company, (vi) no labor union currently represents the employees of the Company and, to the Best Knowledge of the Company and the Indemnifying Shareholders, no labor union has taken any action with respect to organizing the employees of the Company, and
(vii) no key employee has informed the Company, any Indemnifying Shareholder or any senior executive of the Company that such employee will or may terminate his or her employment or engagement with the Company. The Company is not a party to or bound by any collective bargaining agreement, union Contract or similar agreement.

           17. ERISA COMPLIANCE. (a) Set forth in the Disclosure Letter is a true and complete list of all Employee Plans. Except as set forth in the Disclosure Letter, all Employee Plans have been established, maintained, operated and administered in accordance with their respective terms and in compliance in all material respects with ERISA, the Code and other applicable Laws.

           (b)  Except as set forth in the Disclosure Letter:

                (i) each Employee Plan, if intended to be "qualified" within the meaning of Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified and the related trusts are exempt from tax under Section 501(a) of the Code, and nothing has occurred that has or could reasonably be expected to affect adversely such qualification or exemption;

                (ii) neither the Company nor any of its ERISA Affiliates, nor to the Best Knowledge of the Company and its ERISA Affiliates, any other "disqualified person" or "party in interest" (as such terms are defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to an Employee Plan has breached the fiduciary rules of ERISA or engaged in a prohibited transaction that could subject the Company or any of its ERISA Affiliates to any tax or penalty imposed under Section 4975 of the Code or Section 502(i), (j) or (l) of ERISA;

                (iii) all required or declared Company contributions (or premium payments) to (or in respect of) all Employee Plans have been properly made when due, and the Company has timely deposited all amounts withheld from employees for pension, welfare or other benefits into the appropriate trusts or accounts;

                (iv) no Proceedings (other than routine claims for benefits) are pending, or to the Best Knowledge of the Company, threatened, with respect to or involving any Employee Plan;

                (v) none of the Employee Plans obligate the Company to provide any employee or former employee, or their spouses, family members or beneficiaries, any post-employment or post-retirement health or life insurance, accident or other "welfare-type" benefits;

                (vi) each Employee Plan that is a "group health plan" within the meaning of Section 5000 of the Code has been maintained in compliance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA and no tax payable on account of Section 4980B of the Code has been or is expected to be incurred;

                (vii) neither the Company nor any of its ERISA Affiliates is or has ever maintained or been obligated to contribute to a "multiple employer plan" (as defined in Section 413 of the Code), a "multi-employer plan" (as defined in Section 3(37) of ERISA) or a "defined benefit pension plan" (as defined in Section 3(35) of ERISA);

                (viii) with respect to any Employee Plan, there has not been any act or omission by the Company or any of its ERISA Affiliates that has given rise to or could give rise to any fines, penalties or related charges under ERISA or the Code for which the Company or any of its ERISA Affiliates could be liable;

                (ix) each Employee Plan has been established and operated for the exclusive benefit of the participants and beneficiaries of such Employee Plan; and

                (x) each Employee Plan that holds employer securities has, since its establishment, satisfied the requirements of Section 401(a)(28) of the Code.

           (c) The Company has provided Acquisition Sub with true and complete copies of all documents pursuant to which each Employee Plan is maintained and administered, the two most recent annual reports (Form 5500 and attachments) and financial statements therefor, all governmental rulings, determinations, and opinions (and pending requests therefor), and the most recent valuation (but in any case one that has been completed within the last calendar year) of the present and future obligations under each Employee Plan that provides post-retirement or post-employment health and life insurance, accident, or other "welfare-type" benefits. The foregoing documents accurately reflect all material terms of each of the Employee Plans (including, without limitation, any agreement or provision which would limit the ability of the Company to make any prospective amendments or terminate any Employee Plan).

           18. ENVIRONMENTAL MATTERS. (a) Except as set forth in the Disclosure Letter, neither the Company nor any of its past property or operations are subject to or the subject of, any Proceeding, Order, settlement, or other Contract arising under Environmental, Health and Safety Laws, nor, to the Best Knowledge of the Company and the Indemnifying Shareholders, has any investigation been commenced or is any Proceeding threatened against the Company under the Environmental, Health and Safety Laws with regard to the Subject Business.

           (b) Except as set forth in the Disclosure Letter, neither the Company nor any Indemnifying Shareholder has received any written or oral notice, report or other information that the Company is potentially responsible under the Environmental, Health and Safety Laws for response costs or natural resource damages, as those terms are defined under the Environmental, Health and Safety Laws, at any location and the Company has not transported or disposed of, or allowed or arranged for any third party to transport to or dispose of, any Hazardous Materials at any location included on the National Priorities List, as defined under CERCLA, or any location proposed for inclusion on that List, or any location included on the CERCLIS database prepared under CERCLA or on any analogous list prepared by any state.

           (c) The Disclosure Letter sets forth a complete and accurate list of all properties and facilities previously owned or operated by the Company or any predecessor of the Company. Except as set forth in the Disclosure Letter, there has not been a release on the Real Property of Hazardous Materials (i) in an amount that exceeded a reportable quantity at the time of such release, as defined under Environmental Health and Safety Laws, or (ii) that would, at the time of such release or now, support an Order by a Governmental Entity under the Environmental, Health and Safety Laws; there are no hazardous waste treatment, storage or disposal facilities, as those terms are defined under the Environmental, Health and Safety Laws, located at any of the Real Property; neither is there now, nor to the Best Knowledge of the Company and the Indemnifying Shareholders has there ever been, any asbestos-containing material, underground storage tanks, aboveground storage tanks, landfill, waste pile, surface impoundment, or article or equipment containing polychlorinated biphenyls on or at any of the facilities used in the Subject Business; and no facts, events or conditions relating to the past or present property, operations or facilities of the Company (or any other Person for whom the Company has assumed environmental-related Liabilities) could prevent compliance by the Company with, or give rise to any Liability or corrective or remedial obligation of the Company under, Environmental, Health and Safety Laws.

           (d) The Company has provided Acquisition Sub with correct and complete copies of all reports and studies within the possession or control of the Company with respect to past or present environmental conditions or events at any real property currently or formerly owned, leased or operated by the Company or any predecessor of the Company and, to the Best Knowledge of the Company and the Indemnifying Shareholders, there are no other environmental reports or studies with respect thereto, other than as contemplated hereby.

           19. BROKERS. Except as set forth in the Disclosure Letter, none of the Company or any of its officers, directors, Indemnifying Shareholders or employees (or any Affiliate of the foregoing) have employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

           20. RELATED TRANSACTIONS. Except as set forth in the Disclosure Letter, and except for compensation to regular employees of the Company, no current or former Affiliate of the Company or any associate (as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended) thereof, is now, or has been during the last three fiscal years, (i) a party to any transaction or Contract with the Company, or (ii) the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier or customer of the Company (other than non-affiliated holdings in publicly-held companies), nor does any such Person receive income from any source other than the Company which relates to the business of, or should properly accrue to, the Company.

           21. ACCOUNTS AND NOTES RECEIVABLE. Except as set forth in the Disclosure Letter, all the accounts receivable and notes receivable owing to the Company as of the date hereof constitute, and as of the Closing will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof. Except as set forth in the Disclosure Letter, as of the date hereof, there is (i) no account debtor or note debtor delinquent in its payment by more than 90 days, (ii) no account debtor or note debtor that has refused or, to the Best Knowledge of the Company and the Indemnifying Shareholders, threatened to refuse to pay its obligations for any reason, (iii) to the Best Knowledge of the Company and the Indemnifying Shareholders, no account debtor or note debtor that is insolvent or bankrupt and (iv) no account receivable or note receivable pledged to any third party by the Company.

           22. ACCOUNTS AND NOTES PAYABLE. Except as set forth in the Disclosure Letter, all accounts payable and notes payable by the Company to third parties as of the date hereof arose, and as of the Closing will have arisen, in the ordinary course of business, and, except as set forth in the Disclosure Letter, there is no such account payable or note payable delinquent in its payment, except those contested in good faith and already disclosed in the Disclosure Letter.

           23. INVENTORIES. The inventories of the Company as of the date hereof are of good, usable and merchantable quality. The Company's inventory includes no items which are below customary quality control standards of the plastics industry and any applicable governmental quality control, or of a quality or quantity not usable or salable in the normal course of business (it being understood and agreed that colored or decorated inventory that is in excess of current customer orders or commitments and inventory relating to any discontinued product is not usable or salable in the normal course of business), the aggregate value of which has not been written down on the books of account of the Company to realizable market value or with respect to which adequate reserves have not been provided in accordance with GAAP and reasonable and prudent commercial practices in the Company's industry.

           24. WARRANTIES OF PRODUCTS; PRODUCTS LIABILITY; REGULATORY COMPLIANCE. (a) Except to the extent written down on the books of account of the Company or reserved against thereon, each group of products manufactured, sold, distributed, used or held in inventory by the Company is, subject to customary and reasonable tolerances, free from any significant defects in workmanship and materials, and conforms in all material respects with all customary and reasonable standards for products of such type.

           (b) Neither the United States Food and Drug Administration nor any other Governmental Entity regulating the marketing, testing or advertising of any of the products currently manufactured, sold, distributed or used in connection with the Subject Business has requested that any such product be removed from the market, that substantial new product testing be undertaken as a condition to the continued manufacturing, selling, distribution or use of any such product or that such product be modified in a way likely to have a Material Adverse Effect.

           25. BANK ACCOUNTS; POWERS OF ATTORNEY. The Disclosure Letter sets forth a true and complete list of (i) all bank accounts and safe deposit boxes of the Company and all persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Company and a summary of the terms thereof.

           26. SUPPLIERS AND VENDORS. Except in the ordinary course of business, since June 30, 1996, no material supplier or vendor of the Company has canceled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with the Company or has decreased, limited or otherwise modified, or threatened to decrease, limit or otherwise modify in any material respect, the services, supplies or materials it provides to the Company, and, to the Best Knowledge of the Company and the Indemnifying Shareholders, the Merger and related transactions will not affect the relationship of the Company with any such supplier or vendor.

           27. CUSTOMERS. Except to the extent any such business relationship is impaired solely by virtue of an account or note receivable past 90 days due as disclosed in the Disclosure Letter, to the Best Knowledge of the Company and the Indemnifying Shareholders, no material disagreement or problem exists between the Company and any customer. No customer to which more than $50,000 of the Company's annual sales are attributable has threatened, or has notified the Company that it intends, to terminate its relationship and dealings with the Company, whether as a result of the transactions contemplated by this Agreement or otherwise.

           28. EXPENSES. The Disclosure Letter sets forth a true and correct schedule of Shareholders' Expenses which have been paid or incurred on or prior to the date hereof.

           29. DISCLOSURE. To the Best Knowledge of the Company and the Indemnifying Shareholders, neither this Agreement, any of the schedules, attachments or exhibits hereto, nor any other written material delivered to Parent or Acquisition Sub or any of their respective directors, officers, employees, representatives or agents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, taken as a whole, in light of the circumstances in which they were made, not misleading. There is no fact that has not been disclosed to the parties referred to above of which the Company, any Indemnifying Shareholder or any of the officers or directors of the Company is aware and which constitutes or could reasonably be anticipated to result in a Material Adverse Change.

           SECTION 6. REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB. Parent and Acquisition Sub represent and warrant to the Company and the Shareholders as follows:

           1. ORGANIZATION; GOOD STANDING; AUTHORITY. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Kansas. Each of Parent and Acquisition Sub has all requisite power and authority to enter into this Agreement and the Related Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby; the execution, delivery and performance by Parent and Acquisition Sub of this Agreement and the Related Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Parent or Acquisition Sub, as the case may be; and this Agreement and the Related Documents to which Parent and Acquisition Sub are a party have been duly executed and delivered by Parent or Acquisition Sub, as the case may be, and constitute the valid and legally binding obligations of such party, enforceable in accordance with its terms and conditions, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors' rights generally or by general principles of equity.

           2. NONCONTRAVENTION; CONSENTS. (a) Neither the execution and delivery of this Agreement and the Related Documents to which Parent or Acquisition Sub is a party nor the consummation of the transactions contemplated hereby or thereby by Parent or Acquisition Sub will (i) violate any Law, the result of which would prevent the consummation by Parent or Acquisition Sub of the transactions contemplated hereby or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under (x) the certificate or articles of incorporation or by-laws of Parent or Acquisition Sub or (y) any Contract to which either Parent or Acquisition Sub is a party or by which Parent or Acquisition Sub is bound or to which any of their respective properties is subject the result of which would prevent the consummation by Parent or Acquisition Sub of the transactions contemplated hereby.

           (b) Other than shareholder and board of directors consents, and except as contemplated by this Agreement or any Related Document, no material permit, authorization, consent or approval of or by, or any material notification of or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by Parent and Acquisition Sub of this Agreement and the Related Documents to which they are a party or the consummation by such parties of the transactions contemplated hereby or thereby.

           3. BROKERS. None of Parent, Acquisition Sub nor any of their respective officers, directors, stockholders or employees (or any Affiliate of any of the foregoing) has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

           4. LITIGATION. There are no Proceedings involving Parent or Acquisition Sub that are pending, or to the Best Knowledge of Parent and Acquisition Sub threatened, that could prevent or delay the execution and delivery of this Agreement and the Related Documents by Parent and Acquisition Sub or the consummation by Parent and Acquisition Sub of the transactions contemplated hereby or thereby.

           5. PARENT'S INVESTMENT INTENT. By way of the Merger, Parent is acquiring shares of capital stock of the Company for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended.

           SECTION 7. CONDUCT AND TRANSACTIONS PRIOR TO THE CLOSING; ADDITIONAL PRE-CLOSING AGREEMENTS.

           1. AFFIRMATIVE COVENANTS OF THE COMPANY. From and after the date of this Agreement until the Closing or the earlier termination of this Agreement pursuant to Section 11.1 (the "Transition Period"), except as otherwise consented to in writing by Parent and Acquisition Sub, the Company shall, and the Shareholders' Representative shall cause the Company to:
                (a) conduct the operations of the Company according to the ordinary and usual course of business consistent with past custom and practice (including the collection of receivables, the payment of payables and the maintenance of supplies) and use best efforts to preserve intact its business organization, keep available the services of officers and employees, and maintain satisfactory relationships with suppliers, customers and others having business relationships with them;

                (b) maintain the assets of the Company in customary repair, order and condition, maintain insurance reasonably comparable to that in effect on the Latest Balance Sheet Date, replace in accordance with past practice inoperable, worn out or obsolete assets with modern assets of comparable quality and, in the event of a casualty, loss or damage to any of such assets or properties prior to the Closing Date for which the Company is insured or the condemnation of any assets or properties, either repair or replace such assets or property or, if Parent and Acquisition Sub agree, cause the Company to retain such insurance or condemnation proceeds;

                (c) promptly inform Parent and Acquisition Sub in writing of any material variances from the representations and warranties contained in Section 5; and

                (d) permit representatives of Parent and Acquisition Sub to have full access to the Company's books, records, property, facilities, customers, suppliers, sales representatives, consultants, key employees and independent accountants in connection with Parent's and Acquisition Sub's due diligence review of the Company (it being understood that such investigation shall in no way affect or otherwise obviate or diminish any representations or warranties of the Company or the Shareholders, or conditions to the obligations of Parent or Acquisition Sub, in each case as set forth herein); PROVIDED, HOWEVER, that the Company shall not be required under this Section 7.1(d) to provide Parent or Acquisition Sub with any information regarding the Company's pricing structure or profit margin with respect to any particular customer of the Company's promotional beverage business.

           2. NEGATIVE COVENANTS OF THE COMPANY. During the Transition Period, without the prior written consent of Parent and Acquisition Sub, except as expressly contemplated by this Agreement or the Related Documents, the Company shall not, and the Shareholders' Representative shall cause the Company not to:

                (a) sell, lease, transfer or assign any of the assets of the Company, tangible or intangible, other than inventory in the ordinary course of business consistent with past custom and practice;

                (b) enter into any Contract (or series of related Contracts) other than in the ordinary course of business;

                (c) delay or postpone the payment of accounts payable and other obligations and Liabilities or accelerate the collection of accounts receivable, other than in the ordinary course of business consistent with past custom and practice;

                (d) enter into any employment Contract or collective bargaining agreement, written or oral, or modify the terms of any existing such Contract or agreement;
                (e) grant any increase in the base compensation of any of the officers or employees of the Company other than in the ordinary course of business consistent with past custom and practice;

                (f) adopt, amend, modify or terminate any bonus, profit-sharing, incentive, severance or other plan, Contract or commitment for the benefit of any of the officers or employees of the Company;

                (g) other than as contemplated by this Agreement or any Related Document, enter into any transaction with any of the officers, employees or Affiliates of the Company (or any directors, officers or employees of such Affiliate), other than ordinary course employment arrangements entered into in accordance with past custom or practice;

                (h) in any manner take or cause to be taken any action which is designed, intended or might reasonably be anticipated to have the effect of discouraging customers, employees, suppliers, lessors and other associates of the Company from maintaining the same business relationships with the Company after the date of this Agreement as were maintained with the Company prior to the date of this Agreement; or

                (i) intentionally take any action which would require disclosure under Section 7.1(c).

           3. CONFIDENTIALITY. From and after the date hereof until the Closing, Parent and Acquisition Sub shall not use, transfer, release, publish, reveal or disclose, directly or indirectly, any trade secrets or other business and/or technical information of the Company of a proprietary or confidential nature, including, but not limited to, systems, processes, formulae, data, functional specifications, computer programs, blueprints, know-how, improvements, discoveries, developments, designs, inventions, techniques, new products, marketing and advertising methods, supplier agreements, customer lists, pricing policies, financial information, projections, forecasts, strategies, budgets or other information related to its business or its customers (the "Evaluation Material"), except (a) to the directors, officers, employees, financial advisors, legal counsel, independent certified public accountants or other agents, advisors or other representatives and potential financing sources of Parent and Acquisition Sub as shall reasonably require access thereto for the purpose of the transactions contemplated hereby, (b) to persons other than those described in (a) above, with the prior written consent of the Company, and (c) by Parent, Acquisition Sub or any Affiliate thereof as required under public disclosure obligations imposed thereon by applicable law. The restrictions on disclosure of information contained in this Section 7.3 do not extend to any Evaluation Material that (i) is publicly known at the time of its disclosure, (ii) is lawfully received from a third party not known by Parent or Acquisition Sub to be bound in a confidential relationship to the Company, (iii) was generated independently by Parent or Acquisition Sub or any of the persons listed in (a) above solely from information not supplied by the Company or its authorized representatives or (iv) is required to be disclosed pursuant to a governmental order or decree or other legal requirement to produce or disclose such item of information. In the event this Agreement is terminated pursuant to Section 11.1, this covenant shall continue to be effective as against Parent and Acquisition Sub, and Parent and Acquisition Sub shall, upon the written request of the Company, return to the Company within 20 days after receipt of such request or destroy the Evaluation Material provided to Parent or Acquisition Sub by the Company.

           4. CONSENTS. Each party shall use its best efforts, and the other party shall cooperate with such efforts, to obtain any consents and approvals of, or effect the notification of or filing with, each Person or authority, whether private or governmental, whose consent or approval is required in order to permit the consummation of the transactions contemplated hereby.

           5. EFFORTS TO CONSUMMATE. Subject to the terms and conditions herein provided, the parties shall do or cause to be done all such reasonable acts and things as may be necessary, proper or advisable, consistent with all applicable Laws and regulations, to consummate and make effective the transactions contemplated hereby as soon as reasonably practicable.

           6. NOTICE OF PROSPECTIVE BREACH; RIGHT TO TERMINATE OR WAIVER OF SUCH RIGHT. (a) Each party shall immediately notify the other parties in writing upon the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing as if such representation and warranty were made at such time or
(ii) any material failure of any party hereto or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

           (b) Notwithstanding anything contained in this Agreement to the contrary, if Parent and Acquisition Sub are notified in writing in accordance with Section 7.6(a) above by the Company and the Shareholders' Representative that any of the representations and warranties of the Shareholders set forth in
Section 4 or any of the representations and warranties of the Company and the Indemnifying Shareholders set forth in Section 5 are untrue or incorrect in any material respect, Parent or Acquisition Sub may, at its option and in its sole discretion, (i) invoke as unsatisfied, the conditions set forth in Section 8.2(a) hereof, and terminate this Agreement pursuant to Section 11.1, in which event the parties hereto shall have no rights hereunder other than those that specifically survive pursuant to Section 11.2, or (ii) waive their rights with respect to such breach and the failure to satisfy such condition and proceed with the transaction contemplated hereby, in which event, neither Parent nor Acquisition Sub shall have any claim (whether for indemnification or otherwise) against the Indemnifying Shareholders for such breach. Any written notice pursuant to this Section 7.6(b) must state that it is being given pursuant to this Section 7.6(b) to be effective.

           7. PUBLIC ANNOUNCEMENTS. Each party agrees that, except (i) as otherwise required by Law or public disclosure obligations of any party and
(ii) for disclosure to its respective directors, officers, employees, financial advisors, potential financing sources, legal counsel, independent certified public accountants or other agents, advisors or representatives on a need-to-know basis and with whom such party has a confidential relationship, it will not issue any reports, statements or releases, in each case pertaining to this Agreement or the transactions contemplated hereby, without the prior written consent of the Company, the Shareholders' Representative or Acquisition Sub, as the case may be, which consent shall not unreasonably be withheld or delayed.

           8.  NEGOTIATION WITH OTHERS; DISPOSITION AND VOTING OF SECURITIES.
(a) During the Transition Period (the "Exclusive Period"), the Company and the Shareholders shall deal exclusively with Parent and Acquisition Sub regarding the acquisition of or investment in the Company, whether by way of merger, purchase of capital stock, purchase of assets or otherwise (a "Potential Transaction") and, without the prior written consent of Parent or Acquisition Sub, neither the Company nor any Shareholder shall, and the Shareholders' Representative and the Trustee shall cause the Company not to, directly or indirectly, (i) solicit, initiate discussions with or engage in negotiations with any Person (whether such negotiations are initiated by the Company or any Shareholder or otherwise), other than Parent or Acquisition Sub or a party designated by Parent or Acquisition Sub, relating to a Potential Transaction,
(ii) provide information or documentation with respect to the Company or the Subject Business to any Person, other than Parent and Acquisition Sub or a party designated by Parent or Acquisition Sub, relating to a Potential Transaction or (iii) enter into an agreement with any Person, other than Parent or Acquisition Sub, providing for any Potential Transaction. If the Company or any Shareholder receives an unsolicited inquiry, offer or proposal relating to any of the above, the Company or such Shareholder shall immediately notify Parent and Acquisition Sub thereof. The Company and the Shareholders represent to Parent and Acquisition Sub that they are not bound to negotiate a Potential Transaction with any other Person and that their execution of this Agreement does not violate any agreement to which any of them are bound or to which any of the assets of the Company are subject.

           (b) From and after the date hereof, each Shareholder shall, as to himself or itself:

                (i) without the prior written consent of Acquisition Sub, refrain from transferring, selling or assigning to any Person, or agreeing in any manner to transfer, sell or assign to any Person, or pledge, encumber, deposit in a voting trust or grant a proxy with respect to, any securities of the Company presently or hereafter owned or controlled by him or it; PROVIDED, HOWEVER, that nothing contained in this subparagraph (i) shall prohibit the Trustee from performing its duties under the ESOP in the ordinary course of business and in accordance with the ESOP plan and trust documents, the ESOP Loan Agreement, the Pledge and Proxy Agreement, the Code and ERISA; and

               (ii) vote the shares of capital stock of the Company presently or hereafter owned or controlled by such Shareholder against any merger (other than the Merger), consolidation, sale of assets, reorganization, recapitalization, liquidation or winding up of the Company at every meeting of shareholders of the Company called therefor and at every adjournment thereof (or withhold consent in writing to any such action proposed to be taken by written consent in lieu of a meeting); PROVIDED, HOWEVER, that nothing contained in this subparagraph (ii) shall prevent the Trustee from voting the ESOP Shares in the manner that the Trustee, in its sole discretion, determines is necessary under the requirements of ERISA and the Code.

           (c) The parties recognize and acknowledge that a breach by the Company or any Shareholder of this Section 7.8 will cause irreparable and material loss and damage to Parent and Acquisition Sub as to which it will not have an adequate remedy at law or in damages. Accordingly, each party acknowledges and agrees that the issuance of an injunction or other equitable remedy is an appropriate remedy for any such breach.

           9. RELEASE BY INDEMNIFYING SHAREHOLDERS. (a) Anything contained herein to the contrary notwithstanding, upon receipt by each Indemnifying Shareholder of the consideration to be received by such Indemnifying Shareholder pursuant to Section 2.2, each such Indemnifying Shareholder hereby agrees that (without any further action on the part of such Indemnifying Shareholder) the Company (for the benefit of the Company, Parent, Acquisition Sub, the Surviving Corporation and their respective parents, subsidiaries, Affiliates, divisions and predecessors and their past and present directors, officers, employees and agents, and each of their respective successors, heirs, assigns, executors and administrators (collectively, the "Released Persons")) shall be irrevocably released and forever discharged of and from all manner of action and actions, cause and causes of action, suits, rights, debts, dues, sums of money, accounts, bonds, bills, covenants, Contracts, controversies, omissions, promises, variances, trespasses, damages, Liabilities, judgments, executions, claims and demands whatsoever, in law or in equity which against the Released Persons such Indemnifying Shareholder ever had, now has or which he or it hereafter can, shall or may have, whether known or unknown, suspected or unsuspected, matured or unmatured, fixed or contingent, for, upon or by reason of any matter or cause arising at any time on or prior to the Effective Time.

           (b) Each Indemnifying Shareholder specifically represents and warrants to the Released Persons that he or it has not assigned any such claim set forth in paragraph (a) above, and agrees to indemnify and hold harmless the Released Persons from and against any and all losses or damages arising from or in any way related to (i) any such assignment, and (ii) any action by any third party arising from or in any way related to the relationship among such Indemnifying Shareholder and the Released Persons, which is the subject of this
Section 7.9.

           10. INDEMNIFYING SHAREHOLDERS' REPRESENTATIVE. The Indemnifying Shareholders agree among themselves (without prejudice to or affecting in any way the rights provided in this Agreement or otherwise to Parent and Acquisition Sub) as follows:

                (a) APPOINT. The Indemnifying Shareholders, for themselves and their personal representatives and other successors, hereby constitute and appoint James H. Schwartzburg, as their agent (the "Shareholders' Representative"), with full power and authority, except as otherwise expressly provided in this Agreement, in the name of and for and on behalf of the Indemnifying Shareholders, to take all action required or permitted under this Agreement (including, without limitation, the giving and receiving of all accounting, reports, notices, waivers and consents). In the event of the death, physical or mental incapacity or resignation of James H. Schwartzburg or any successor Shareholders' Representative, the Indemnifying Shareholders shall promptly appoint a substitute or substitutes and shall advise Parent and Acquisition Sub thereof. The authority conferred under this Section 7.10 is an agency coupled with an interest and all authority conferred hereby is irrevocable and not subject to termination by the Indemnifying Shareholders or by operation of law, whether by the death or incapacity of any Indemnifying Shareholder, the termination of any trust or estate or the occurrence of any other event. If any Indemnifying Shareholder should die or become incapacitated, if any trust or estate should terminate or if any other such event should occur, any action taken by the Shareholders' Representative pursuant to this
     Section 7.10 shall be as valid as if such death or incapacity, termination or other event had not occurred, regardless of whether or not the Shareholders' Representative, Parent or Acquisition Sub shall have received notice of such death, incapacity, termination or other event.

                (b) RELIANCE BY REPRESENTATIVE. The Shareholders' Representative shall be entitled to rely, and shall be fully protected in relying, upon any statements furnished to it by any Indemnifying Shareholder or the Company, or any other evidence deemed by the Shareholders' Representative to be reliable, and the Shareholders' Representative shall be entitled to act on the advice of counsel selected by it. The Shareholders' Representative shall be fully justified in failing or refusing to take any action under this Agreement unless it shall have received such advice or concurrence of the Indemnifying Shareholders as it deems appropriate or it shall have been expressly indemnified to its satisfaction by the Indemnifying Shareholders severally according to their respective Percentage Interests against any and all Liability and expense that the Shareholders' Representative may incur by reason of taking or continuing to take any such action. The Shareholders' Representative shall in all cases be fully protected in acting, or refraining from acting, under this Agreement in accordance with a request of Indemnifying Shareholders whose aggregate Percentage Interests equal or exceed 51%, and such request, and any action taken or failure to act pursuant thereto, shall be binding upon all of the Indemnifying Shareholders.

                (c) EXPENSES OF REPRESENTATIVE. The Shareholders' Representative shall be entitled to retain counsel and to incur such expenses (including litigation expenses) as the Shareholders' Representative deems to be necessary or appropriate in connection with its performance of its obligations under this Agreement, and all such fees and expenses (including reasonable attorneys' fees) incurred by the Shareholders' Representative shall be borne by the Indemnifying Shareholders severally according to their respective Percentage Interests.

                (d) INDEMNIFICATION. The Indemnifying Shareholders hereby agree severally to indemnify the Shareholders' Representative (in its capacity as such) ratably according to their respective Percentage Interests against, and to hold the Shareholders' Representative (in its capacity as such) harmless from, any and all Liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of whatever kind which may at any time be imposed upon, incurred by or asserted against the Shareholders' Representative in such capacity in any way relating to or arising out of its action or failure to take action pursuant to this Agreement or in connection herewith or therewith in such capacity; PROVIDED, HOWEVER, that no Indemnifying Shareholder shall be liable for the payment of any portion of such Liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Shareholders' Representative. The agreements in this paragraph shall survive termination of this Agreement.

           SECTION 8.  CONDITIONS.

           1. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction prior to the Closing Date of the following conditions unless waived (to the extent such conditions can be waived) by Parent and Acquisition Sub or the Company and the Shareholders' Representative, as applicable:

                (a) APPROVALS. All authorizations, consents, Orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated hereby shall have been obtained or made.

                (b) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court or Governmental Entity of competent jurisdiction nor other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.
                (c) STATUTES. No action shall have been taken or threatened, and no statute, rule, regulation or Order shall have been enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity that would (i) make the consummation of the transactions contemplated hereby illegal or substantially delay the consummation of any material aspect of the transactions contemplated hereby, (ii) compel the Company, the Surviving Corporation or Parent to dispose or hold separate all or a material portion of the business or assets of the Company, the Surviving Corporation or Parent as a result of the consummation of the transactions contemplated hereby or (iii) render any party unable to consummate the transactions contemplated hereby.

                (d) HART-SCOTT-RODINO. The waiting period for consummation of the transactions contemplated hereby prescribed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or early termination thereof shall have been granted.

                (e) LEGAL PROCEEDINGS. The Company and Berry Sterling Corporation, a wholly-owned subsidiary of Parent, shall have executed a Joint Stipulation of Discontinuance of Claims and Counterclaims With Prejudice, which shall be filed by the parties thereto with the U.S. District Court of the District of Kansas immediately upon consummation of the transactions contemplated hereby.

           2. CONDITIONS TO OBLIGATIONS OF PARENT AND ACQUISITION SUB. The obligations of Parent and Acquisition Sub to consummate the Merger and the related transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by Parent and Acquisition Sub:

                (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Company, the Indemnifying Shareholders and the Trustee, respectively, in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) at and as of the Effective Time with the same effect as if such representations and warranties had been made at and as of the Effective Time, and Parent and Acquisition Sub shall have received certificates to that effect signed by the Chief Executive Officer of the Company and the Shareholders' Representative and the Trustee, respectively.

                (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS. The Company, the Indemnifying Shareholders and the Trustee shall have performed in all material respects all obligations and covenants required to be performed by them, respectively, under this Agreement as of the Effective Time, and Parent and Acquisition Sub shall have received certificates to that effect signed by the Chief Executive Officer of the Company and the Shareholders' Representative and the Trustee, respectively.

                (c) AUTHORIZATION. All action necessary to authorize the execution, delivery and performance of this Agreement and the Related Documents by the Company and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the requisite shareholder approvals, shall have been duly and validly taken by the Company, and the Company shall have full power and right to consummate the transactions contemplated hereby and thereby on the terms provided herein.

                (d) OPINION OF THE COMPANY'S AND THE INDEMNIFYING SHAREHOLDERS' COUNSEL. Parent and Acquisition Sub shall have received an opinion of Spencer Fane Britt & Browne, counsel for the Company and the Indemnifying Shareholders, dated the Closing Date, in form and substance reasonably satisfactory to counsel for Parent and Acquisition Sub.

                (e) CONSENTS AND APPROVALS. Parent and Acquisition Sub shall have received duly executed copies of all third-party consents and approvals in form and substance satisfactory to Parent and Acquisition Sub and their counsel, that are (i) required for consummation of the transactions contemplated hereby or (ii) that are required in order to prevent a breach of or a default under or a termination of any Contract to which the Company is a party or to which any portion of property of the Company is subject.

                (f) GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC. All consents, authorizations, Orders or approvals of, and filings or registrations with, any Governmental Entity which are required for or in connection with the execution and delivery by the Company and the Shareholders of this Agreement and the Related Documents and the consummation by the Company and the Shareholders of the transactions contemplated hereby and thereby shall have been obtained or made.

                (g) CORPORATE RESOLUTIONS. Parent and Acquisition Sub shall have received certified copies of the resolutions of the Company's board of directors and the Shareholders, approving this Agreement, the Merger, all other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby.

                (h) ABSENCE OF MATERIAL ADVERSE CHANGE. Since June 30, 1996, and except as set forth in the Disclosure Letter, there shall have been no Material Adverse Change.

                (i) OFFICER'S CERTIFICATE. The Company shall have delivered an Officer's Certificate dated as of the Closing Date to Parent and Acquisition Sub certifying (i) that attached thereto is a true and complete copy of the Company's Charter and all amendments thereto; (ii) that attached thereto is a true and complete copy of the Company's By-laws as in effect on the date of such certification; and (iii) as to the incumbency and genuineness of the signature of each officer of the Company executing this Agreement or any of the other documents contemplated hereby.

                (j) FINANCING. Parent and Acquisition Sub shall have obtained on terms and conditions satisfactory to Parent and Acquisition Sub in their sole discretion all of the financing needed in order to consummate the transactions contemplated hereby.

                (k) DUE DILIGENCE. Parent and Acquisition Sub shall be satisfied in all respects with the results of their business, legal, environmental and accounting due diligence investigation and review of the Company which shall be performed by counsel for Parent and Acquisition Sub, accountants and other representatives.

                (l) EMPLOYMENT AGREEMENT. The Employment Agreement substantially in the form of EXHIBIT C, shall have been duly and validly executed by the employee named therein and shall be in full force and effect.

                (m) NONCOMPETITION AND CONSULTING AGREEMENT. The Surviving Corporation and James H. Schwartzburg shall have entered into the Noncompetition and Consulting Agreement, substantially in the form of EXHIBIT D, and such agreement shall be in full force and effect.

                (n) ESCROW AGREEMENT. Parent, the Shareholders' Representative and the Escrow Agent shall have entered into the Escrow Agreement in form and substance reasonably satisfactory to Parent, Acquisition Sub and their counsel, pursuant to which funds shall be deposited into an escrow account to secure (i) certain of the obligations of the Indemnifying Shareholders under Sections 3.3(b) and 9.1(a) and (b) hereof and (ii) the payment of the costs and expenses associated with certain environmental remediation to be agreed upon relating to the plant leased by the Company in Reno, Nevada.

                (o) SHAREHOLDERS' EXPENSES. The Company and the Shareholders (including the Trustee, on behalf of the ESOP) shall have delivered to Acquisition Sub a correct and complete schedule of all Shareholders' Expenses incurred by or on behalf of the Company and the Shareholders through the Effective Time that are unpaid as of the Effective Time, and Acquisition Sub shall have received a certificate signed by the Chief Executive Officer of the Company, the Shareholders' Representative and the Trustee certifying as to the accuracy thereof.

                (p) REAL ESTATE AND EQUIPMENT. The Shareholders and the Affiliates of such Shareholders who own the assets listed on SCHEDULE II attached hereto shall have agreed to sell and transfer such assets to the Surviving Corporation, for an aggregate purchase price of $802,000.00 in cash, immediately following consummation of the transactions contemplated hereby; and such sale shall be made in a form and manner satisfactory to Parent and Acquisition Sub and their counsel.

                (q) ENVIRONMENTAL. Acquisition Sub and its representatives shall have satisfactorily completed the environmental audits and analyses with respect to the Real Property located in Lawrence, Kansas and Reno, Nevada, and the results of such audits shall be satisfactory to Acquisition Sub and Parent in their sole discretion.

                (r) INDUSTRIAL REVENUE BONDS. The Company, as tenant, shall have delivered to the City of Lawrence, Kansas (the "City"), all of the documentation necessary to redeem and pay the outstanding City of Lawrence, Kansas, Taxable Industrial Revenue Bonds, Series 1992 maturing on and after April 1, 1997 and the outstanding City of Lawrence, Kansas, Taxable Industrial Revenue Bonds, Series A, 1993 maturing on and after October 1, 1997, and the City shall have approved and authorized such redemption and issued a notice thereof to the bondholders.

                (s) SALE OF CAPITAL STOCK OF PACKER PLASTICS INTERNATIONAL, INC. The Company shall have sold all of the capital stock of Packer Plastics International, Inc., a Virgin Islands corporation, to James H. Schwartzburg or his designee and such sale shall have been made in a form and manner satisfactory to Parent and Acquisition Sub and their counsel, each of which shall have received copies of all documentation related thereto.

                (t) TERMINATION OF CAPITAL LEASES. The Company shall have delivered to Parent and Acquisition Sub duly executed letter agreements, in form and substance reasonably satisfactory to Parent, Acquisition Sub and their counsel, providing for the termination and payoff of each of the following capital leases as of the Effective Time, and the removal of all Encumbrances related thereto: (i) Security Agreement dated March 12, 1996, between the CIT Group/Equipment Financing, Inc. and the Company,
     (ii) Note and Security Agreement between the Company and NationsBanc Leasing Corporation and (iii) Lease Agreement Order No. OL-7148 dated October 30, 1992, between the Company and The CIT Group/Equipment Financing, Inc. (by assignment from Amplicon, Inc.).

                (u) AMENDMENT OF ACC-U-PRINT PRINTING PRESS LEASE AGREEMENT. The Lease Agreement dated September 23, 1996, between the Company and J.R. Aero Leasing, Inc. (the "Lessor") shall have been amended by the parties thereto to provide that (i) the Company will have the option, to be exercised in its sole discretion, to terminate the agreement within 60 days after delivery of the equipment leased thereunder, (ii) in the event of such termination, the Company shall have no further obligation to the Lessor other than to return the equipment leased thereunder to the Lessor and (iii) the Company will have an option to purchase the equipment within 60 days after delivery thereof for a purchase price equal to $450,000 less the amount(s) of any monthly lease payments made thereon; and such amendment shall be in form and substance satisfactory to Parent and Acquisition Sub and their counsel, each of which shall have received copies of all documentation related thereto.

                (v) EMPLOYEE CLOSING BONUSES. For each employee with whom the Company has an agreement (written or oral) that obligates the Company to make payment of any consideration to such employee as a result of the transactions contemplated by this Agreement, the Company shall have paid in cash all amounts payable thereunder to such employee.

                (w) PAYMENT AND CANCELLATION OF THE STIPULATED DEBT. The Company shall have delivered to Parent and Acquisition Sub duly executed letter agreements in form and substance reasonably satisfactory to Parent, Acquisition Sub and their counsel, providing for (i) the payment and cancellation of all of the Stipulated Debt as of the Closing Date and (ii) the release of any Encumbrances on the assets of the Company relating thereto.

                (x) INVENTION ASSIGNMENT AGREEMENT. The Company shall have entered into an invention assignment agreement with James Schwartzburg, in form and substance reasonably satisfactory to Parent, Acquisition Sub and their counsel, with respect to the ownership by the Company of all patents, copyrights, inventions and other intellectual property discovered, developed or improved by Mr. Schwartzburg in connection with the Subject Business.

                (y) RESIGNATIONS FROM 401(K) TRUSTEE POSITIONS. As of the Effective Time, James Schwartzburg and Daniel Rebeck shall have resigned as the trustees of the PackerWare Corporation 401(k) Profit Sharing Plan.

                (z) TERMINATION OF THE COMPANY'S 1995 STOCK OPTION PLAN; CANCELLATION OF OUTSTANDING STOCK OPTIONS. Prior to the Closing Date, the Board of Directors of the Company shall have terminated, by resolution thereof, the Company's 1995 Stock Option Plan, and such resolutions shall be in form and substance satisfactory to Parent, Acquisition Sub and their counsel. In addition thereto, Bruce Sims and the Company shall have executed an option termination agreement, in form and substance satisfactory to Parent, Acquisition Sub and their counsel, pursuant to which Bruce Sims shall have agreed to cancel all of his outstanding options to purchase shares of capital stock of the Company under that certain Incentive Option Agreement dated as of March 24, 1995 between the Company and Bruce Sims.

           3. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS. The obligations of the Company and the Shareholders to consummate the Merger and the related transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Company and the Shareholders:

                (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Parent and Acquisition Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) at and as of the Effective Time with the same effect as if such representations and warranties had been made at and as of the Effective Time, and the Company, the Shareholders' Representative and the Trustee shall have received a certificate signed by an authorized officer of each of Parent and Acquisition Sub to that effect.

                (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND ACQUISITION SUB. Parent and Acquisition Sub shall have performed in all material respects their respective obligations and covenants required to be performed by them under this Agreement prior to or as of the Effective Time, and the Company, the Shareholders' Representative and the Trustee shall have received a certificate signed by an authorized officer of each of Parent and Acquisition Sub to that effect.

                (c) AUTHORIZATION. All action necessary to authorize the execution, delivery and performance of this Agreement and the Related Documents by Parent and Acquisition Sub and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by Parent and Acquisition Sub.

                (d) GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC. All consents, authorizations, Orders or approvals of, and filings or registrations with, any Governmental Entity which are required for or in connection with the execution and delivery of this Agreement and the Related Documents by Parent and Acquisition Sub and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby and thereby shall have been obtained or made.

                (e) CORPORATE RESOLUTIONS. The Company, the Shareholders' Representative and the Trustee shall have received certified copies of the resolutions of Acquisition Sub's and Parent's board of directors and the sole shareholder of Acquisition Sub, approving this Agreement, the Merger, all other agreements and documents contemplated hereby to which Acquisition Sub or Parent is a party and the consummation of the transactions contemplated hereby.

                (f) OFFICER'S CERTIFICATE. Acquisition Sub and Parent shall have each delivered an Officer's Certificate dated as of the Closing Date to the Company, the Trustee and the Shareholders' Representative certifying (i) that attached thereto is a true and complete copy of the certificate of incorporation of each of Acquisition Sub and Parent and all amendments thereto, if any; (ii) that attached thereto is a true and complete copy of the By-laws of each of Acquisition Sub and Parent, as in effect on the date of such certification; and (iii) as to the incumbency and genuineness of the signature of each officer of Acquisition Sub and Parent executing this Agreement or any of the other documents contemplated hereby.

            (g) EMPLOYMENT AGREEMENT. The Employment Agreement shall have been duly and validly executed by the parties thereto and shall be in full force and effect.

                (h) CONSULTING AND NONCOMPETITION AGREEMENT. The Consulting and Noncompetition Agreement shall have been duly and validly executed by the parties thereto and shall be in full force and effect.

                (i) ESCROW AGREEMENT. The Escrow Agreement shall have been duly and validly executed by the parties thereto and shall be in full force and effect.

                (j) FAIRNESS OPINION. The Trustee shall have received opinions of Stern Brothers Valuation Advisors that regard (i) the consummation of the Merger and the transactions contemplated by this Agreement as fair to the ESOP from a financial point of view and (ii) neither the Per Allocated Share Closing Amount nor the Per Unallocated Share Closing Amount as being less than the fair market value as of the Closing Date of a share of Company Common Stock.

           SECTION 9.  INDEMNIFICATION.

           1.  INDEMNIFICATION GENERALLY; ETC.  From and after the Closing
Date:

                (a) BY THE SHAREHOLDER GROUP IN FAVOR OF THE BUYER GROUP. The Shareholder Group jointly and severally agrees to indemnify and hold harmless the Buyer Group for any and all Losses they may suffer, sustain or incur as a result of:

                      (i) the untruth, inaccuracy or breach of any representation or warranty of the Company and/or any Indemnifying Shareholder contained in Section 5 or in the Disclosure Letter, any Exhibit (in its executed form) hereto or any certificate delivered in connection herewith at or before the Effective Time; or

                    (ii) the breach of any agreement or covenant of the Company contained in this Agreement or the Escrow Agreement; or

                   (iii) the assertion of any claim, demand, Liability or obligation against the Company, Parent, Acquisition Sub or the Surviving Corporation or any other member of the Buyer Group arising from or in connection with (A) any action or inaction of the Shareholders in connection with the action of the Shareholders of the Company required to approve the transactions contemplated by this Agreement and the Related Documents or (B) any assertion by any current or former Shareholder of the Company of any impropriety with respect to any actions or transactions of or involving the Company prior to or at the Effective Time (including, without limitation, the actions and transactions contemplated by this Agreement and the Related Documents); or

                   (iv) the assertion of any claim, demand, Liability or obligation against the Company, Parent, Acquisition Sub, the Surviving Corporation, any other member of the Buyer Group or any Employee Plan arising from or in connection with any assertion by any participant, former participant, beneficiary or former beneficiary of any Employee Plan or any Governmental Entity with respect to the establishment, operation, administration or termination of any Employee Plan, which condition, facts or circumstances being asserted existed at or before the Effective Time; or

                    (v) the assertion of any claim, demand, Liability or obligation against the Company, Parent, Acquisition Sub, the Surviving Corporation or any other member of the Buyer Group arising from or in connection with (a) any environmental condition existing at or before the Effective Time at any property currently or formerly owned, leased, or used by the Company or any predecessor of the Company or (b) any generation, storage, treatment, disposal, transportation, shipment offsite, or other management of Hazardous Materials by the Company or any predecessor of the Company at or before the Effective Time; or

                   (vi) the assertion of any claim, demand, Liability or obligation against the Company, Parent, Acquisition Sub or the Surviving Corporation or any other member of the Buyer Group arising from or in connection with the operation, dissolution or liquidation of Pakka Plastics S.A. de C.V. or Packer Plastics International, Inc.; or

                  (vii) the assertion of any claim, demand, Liability or obligation against the Company, Parent, Acquisition Sub or the Surviving Corporation or any other member of the Buyer Group arising from or in connection with the claim against the Company by Boyd E. Bushnell; or

                   (viii) the assertion of any claim, demand, Liability or obligation against the Company, Parent, Acquisition Sub or the Surviving Corporation or any other member of the Buyer Group arising from or in connection with any of the following: (A) common area maintenance charges assessed, if any, for the period prior to the Effective Time under the Commercial Lease dated July 26, 1974, as amended, between Equitable Life Assurance Society (by assignment from Commercial Lease Associates, Inc.) and the Company and (B) the Underground Fund Consent Agreement dated December 12, 1994, between the Company and the Kansas Department of Health and Environment.

                (b) BY EACH SHAREHOLDER IN FAVOR OF THE BUYER GROUP. Each of the Shareholders and their respective heirs, estate and assigns (severally as to himself, herself or itself and not jointly) agrees to indemnify and hold harmless the Buyer Group for any and all losses they may suffer, sustain or incur as a result of:
                      (i) the untruth, inaccuracy or breach of any representation or warranty of such Shareholder contained in Section 4 or any certificate delivered by such Shareholder in connection herewith at or before the Effective Time; or

                    (ii) the breach by such Shareholder of any agreement or covenant to be performed by such Shareholder contained in this Agreement or in any Exhibit (in its executed form) hereto.

                (c) BY PARENT AND ACQUISITION SUB IN FAVOR OF THE COMPANY AND THE SHAREHOLDERS. Parent and Acquisition Sub jointly and severally agree to indemnify and hold harmless the Company and the Shareholders for any and all Losses they may suffer, sustain or incur as a result of:

                      (i) the untruth, inaccuracy or breach of any representation or warranty of Parent and Acquisition Sub contained in Section 6 or in any Exhibit (in its executed form) hereto or any certificate delivered in connection herewith or therewith at or before the Effective Time; or

                    (ii) the breach of any agreement or covenant of Parent and Acquisition Sub contained in this Agreement or the Escrow Agreement.

           2. LIMITATIONS ON INDEMNIFICATION. Anything contained herein to the contrary notwithstanding:

                (a) INDEMNITY BASKETS FOR THE SHAREHOLDERS. The Buyer Group shall not have the right to be indemnified pursuant to Section 9.1(a) unless and until the Buyer Group shall have incurred on a cumulative basis since the Closing Date aggregate Losses in an amount exceeding $150,000, in which event the right to be indemnified shall apply only to the extent such Losses exceed $150,000; PROVIDED, HOWEVER, that in no event shall the limitations set forth in this Section 9.2(a) apply to the rights of the Buyer Group to be indemnified pursuant to (i) Section 9.1(a)(i) with respect to the representations and warranties set forth in Sections 5.3, 5.8, 5.19, 5.28 and willful breaches, (ii) Section 9.1(a)(ii), (iii)
     Section 9.1(a)(iii) other than with respect to any such claim, demand, Liability or obligation that arises out of the ESOP, and (iv) Sections 9.1(a)(vi), (vii) and (viii).

                (b) INDEMNITY LIMITATIONS FOR THE SHAREHOLDERS. The sum of all Losses pursuant to which indemnification is payable by the Shareholder Group pursuant to Section 9.1(a) shall not exceed $2,500,000 in the aggregate; PROVIDED, HOWEVER, that in no event shall the limitations set forth in this Section 9.2(b) apply to the rights of the Buyer Group to be indemnified pursuant to (i) Section 9.1(a)(i) with respect to the representations and warranties set forth in Sections 5.3, 5.19 and willful breaches, (ii) Section 9.1(a)(ii), and (iii) Section 9.1(a)(iii) other than with respect to any such claim, demand, Liability or obligation that arises out of the ESOP. In addition, the sum of all Losses pursuant to which indemnification is payable by the Shareholders and their respective heirs, estate and assigns pursuant to Section 9.1(b) shall not exceed $2,500,000 in the aggregate; PROVIDED, HOWEVER, that in no event shall the limitations set forth in this Section 9.2(b) apply to the rights of the Buyer Group to be indemnified pursuant to (i) Section 9.1(b)(i) with respect to representations and warranties set forth in Section 4.1 and willful breaches and (ii) Section 9.1(b)(ii).
                (c) INDEMNITY BASKETS FOR THE BUYER GROUP. The Shareholders and the Company shall not have the right to be indemnified pursuant to
     Section 9.1(c) unless and until the Shareholders and the Company shall have incurred on a cumulative basis since the Closing Date aggregate Losses in an amount exceeding $150,000, in which event the right to be indemnified shall apply only to the extent such Losses exceed $150,000; PROVIDED, HOWEVER, that in no event shall the limitations set forth in this Section 9.2(c) apply to the rights of the Shareholders and the Company to be indemnified pursuant to (i) Section 9.1(c)(i) with respect to the representations and warranties set forth in Section 6.3 and willful breaches and (ii) Section 9.1(c)(ii).

                (d) INDEMNITY LIMITATIONS FOR THE BUYER GROUP. The sum of all Losses pursuant to which indemnification is payable by Parent and Acquisition Sub pursuant to Section 9.1(c) shall not exceed $2,500,000 in the aggregate; PROVIDED, HOWEVER, that in no event shall the limitations set forth in this Section 9.2(d) apply to the rights of the Shareholders and the Company to be indemnified pursuant to (i) Section 9.1(c)(i) with respect to the representations and warranties set forth in Section 6.3 and willful breaches and (ii) Section 9.1(c)(ii).

           3.  ASSERTION OF CLAIMS.  No claim shall be brought under
Section 9.1 hereof unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Indemnifying Persons (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to Section 9.4 of any third party claim, the existence of which might give rise to such a claim. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings subsequent to the Survival Date for the enforcement of their rights under Section 9.1 hereof.

           4. NOTICE AND DEFENSE OF THIRD PARTY CLAIMS. The obligations and Liabilities of an Indemnifying Person with respect to Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

                (a) The Indemnified Persons shall promptly give written notice to the Indemnifying Persons of any actual or threatened Third Party Claim which might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Persons in notifying any Indemnifying Persons shall relieve the Indemnifying Persons from any Liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Persons thereby is prejudiced by the delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument.

                (b) If the Indemnifying Persons shall acknowledge in a writing delivered to the Indemnified Persons that the Indemnifying Persons shall be obligated under the terms of their indemnification obligations hereunder in connection with such Third Party Claim, then the Indemnifying Persons shall have the right to assume the defense of any Third Party Claim at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the Indemnified Persons; PROVIDED, HOWEVER, that the Indemnifying Persons shall not have the right to assume the defense of any Third Party Claim, notwithstanding the giving of such written acknowledgment, if (i) the Indemnified Persons shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are different from or in addition to those available to the Indemnifying Persons, and, in the reasonable opinion of the Indemnified Persons, counsel for the Indemnifying Persons could not adequately represent the interests of the Indemnified Persons because such interests could be in conflict with those of the Indemnifying Persons,
     (ii) such action or Proceeding involves, or could have a material effect on, any material matter beyond the scope of the indemnification obligation of the Indemnifying Persons or (iii) the Indemnifying Persons shall not have assumed the defense of the Third Party Claim in a timely fashion.

                (c) If the Indemnifying Persons shall assume the defense of a Third Party Claim (under circumstances in which the proviso to the first sentence of Section 9.4(b) is not applicable), the Indemnifying Persons shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof. If the Indemnifying Persons do not exercise their right to assume the defense of a Third Party Claim by giving the written acknowledgement referred to in Section 9.4(b), or are otherwise restricted from so assuming by the proviso to the first sentence of Section 9.4(b), the Indemnifying Persons shall nevertheless be entitled to participate in such defense with their own counsel and at their own expense; and in any such case, the Indemnified Persons may assume the defense of the Third Party Claim, with counsel which shall be reasonably satisfactory to the Indemnifying Persons, and shall act reasonably and in accordance with their good faith business judgment and shall not effect any settlement without the consent of the Indemnifying Persons, which consent shall not unreasonably be withheld or delayed.

                (d) If the Indemnifying Persons exercise their right to assume the defense of a Third Party Claim, they shall not make any settlement of any claims without the written consent of the Indemnified Persons, which consent shall not be unreasonably withheld.

           5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Subject to the further provisions of this Section 9.5, the representations and warranties of the Shareholders contained in Section 4 and the representations and warranties of the Company and the Indemnifying Shareholders contained in Section 5 and the representations and warranties of Parent and Acquisition Sub contained in
Section 6 shall survive the Effective Time until the second anniversary of the Effective Time; PROVIDED, HOWEVER, that (a) the representations and warranties of the Indemnifying Shareholders and the Company contained in Section 5.18 shall survive the Effective Time until the fifth anniversary of the Effective Time, (b) the representations and warranties of the Indemnifying Shareholders and the Company contained in Sections 4.1, 4.2, 5.3, 5.4, 5.19 and 5.20 shall survive the Effective Time without any time limit and (c) the representations and warranties set forth in Sections 5.8 and 5.17 shall survive the Effective Time until the expiration of the statute of limitations, if any, applicable to the matters set forth therein. The covenants and other agreements of the parties contained in this Agreement shall survive the Effective Time until they are otherwise terminated, whether by their terms or as a matter of applicable law. For convenience of reference, the date upon which any representation, warranty, covenant or other agreement contained herein shall terminate, if any, is referred to herein as the "Survival Date".

           6. NO THIRD PARTY RELIANCE. Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company and the Shareholders contained in this Agreement (including, without limitation, the Disclosure Letter) (i) are being given by the Company and the Shareholders as an inducement to Parent and Acquisition Sub to enter into this Agreement and the Certificate of Merger and to approve the Merger (and the Company and each Shareholder acknowledges that Parent and Acquisition Sub have expressly relied thereon) and (ii) are solely for the benefit of Parent and Acquisition Sub. Accordingly, no third party (including, without limitation, the Shareholders or any other holder of capital stock of the Company) or anyone acting on behalf of any thereof other than the Indemnified Persons, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Company or the Surviving Corporation with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Section 9, or otherwise.
           7. REMEDIES EXCLUSIVE. The remedies provided for in this Section 9 shall be the exclusive remedies of the Indemnified Persons in connection with any claim, demand, loss, liability or obligation arising under this Agreement or in connection with the transactions contemplated hereby; PROVIDED, HOWEVER, that nothing in this Section 9.7 shall be construed to limit in any way the rights and benefits of, or the remedies available to, any party to this Agreement under or in respect of any other instrument or agreement to which such person may be a party or for fraud.

           SECTION 10.  ADDITIONAL AGREEMENTS.

           1. EXPENSES. Each of the Company and the Shareholders, on the one hand, and Parent and Acquisition Sub, on the other hand, shall bear their own fees and expenses incurred in connection with the preparation, execution and delivery of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby; PROVIDED, HOWEVER, that the Indemnifying Shareholders shall bear all of the fees and expenses (including, but not limited to, reasonable attorneys' fees) of the ESOP and the Trustee. The Indemnifying Shareholders shall include the fees and expenses (including, but not limited to, reasonable attorneys' fees) of the ESOP and the Trustee in the Disclosure Letter pursuant to Section 5.28 and shall cause the Company to pay such fees and expenses prior to the Effective Time; PROVIDED, HOWEVER, that in the event the transactions contemplated hereby are not consummated, the Indemnifying Shareholders shall cause the Company to pay such fees and expenses upon receipt of the appropriate invoices therefor. Any fees and expenses of the Company and the Shareholders that are intended to be paid with the funds of the Company shall be deducted, to the extent such fees and expenses are not actually paid as of the Closing Date or accrued on the Company's balance sheet, from the Maximum Closing Merger Consideration pursuant to Section 2. Parent shall be responsible for the filing fee required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

           2. DISCLOSURE OF INFORMATION; NONCOMPETITION. (a) From and after the Closing, the Shareholders shall not use or disclose to any Person, except as required by law or judicial process, any Confidential Information for any reason or purpose whatsoever, nor shall they make use of any of the Confidential Information for their own purposes or for the benefit of any Person except the Surviving Corporation or any Affiliate thereof.

                (b) Reference is made to Section 4 of the Noncompetition and Consulting Agreement to be dated as of the Closing Date between the Surviving Corporation and James H. Schwartzburg (the "Noncompetition and Consulting Agreement"), which provides for a noncompetition covenant by Mr. Schwartzburg. Such provision is incorporated herein by reference as if set forth herein in its entirety.

                (c) The Shareholders other than James H. Schwartzburg and the Trustee (such Shareholders other than Mr. Schwartzburg and the Trustee being hereinafter referred to as the "Designated Shareholders") acknowledge that the Subject Business has been conducted by the Company, and substantial sales of the Company's products have been made, in each State of the United States, and acknowledge and recognize the highly competitive nature of the industry in which the Subject Business is involved. Accordingly, in consideration of the premises contained herein, the consideration to be received hereunder and in consideration of and as an inducement to Acquisition Sub and Parent to consummate the transactions contemplated hereby, the Designated Shareholders shall not during the term of the applicable Shareholder Noncompetition Period (as defined in paragraph (d) below) (i) directly or indirectly represent or engage in any Competitive Business, whether such representation or engagement shall be for profit or not or whether such engagement shall be as an officer, director, partner, stockholder (other than ownership of up to 1% of the outstanding securities of any public company with a market capitalization in excess of $1 billion or investment in mutual funds), Affiliate or other participant, (ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Surviving Corporation (or any Affiliate thereof) and any third party, including, without limitation, any customer, supplier or employee of the Surviving Corporation, or (iii) affirmatively assist or induce (including, by way of example but not in limitation thereof, providing financing or advisory or consulting services) any third party to engage in any Competitive Business in any manner described in the foregoing clauses (i) and (ii).

                (d) As used in paragraph (c) above, "Shareholder Noncompetition Period" means (i) with respect to Sue S. Mills, the period of time from and after the Closing Date until the first anniversary of the Closing Date; and (ii) with respect to the Designated Shareholders (other than Sue S. Mills) the period of time from and after the Closing Date until the fifth anniversary of the Closing Date.

                (e) The parties hereto recognize and acknowledge that a breach by any Shareholder of this Section 10.2 will cause irreparable and material loss and damage to the Surviving Corporation and Parent as to which they will not have an adequate remedy at law or in damages. Accordingly, each party acknowledges and agrees that the issuance of an injunction or other equitable remedy is an appropriate remedy for any such breach.

           3. USE OF NAME. No Shareholder shall allege or assert that the name "PackerWare", "Packer Plastics" or "Packer" or any variant thereof has not become distinctive and unique and no Shareholder shall allege or assert that such names have not obtained secondary meaning, identifying "PackerWare", "Packer Plastics" or "Packer" or any variant thereof as the source of goods associated with such name. The Shareholders recognize and acknowledge that they are proscribed by operation of law from, and undertake in this Agreement as a matter of contract to refrain from, (A) owning any interest, directly or indirectly, in, or becoming associated with or otherwise lending any aid or support to, any Person (other than the Surviving Corporation or any Affiliate thereof) using the name "PackerWare", "Packer Plastics" or "Packer" or any variant thereof or (B) performing any service or offering any goods identified with the name "PackerWare", "Packer Plastics" or "Packer" or any variant thereof in a manner that is likely to cause confusion in the minds of ordinary purchasers, except on behalf of the Surviving Corporation or any Affiliate thereof. In connection therewith, it is agreed that the undertaking under this
Section 10.3 is of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Section 10.3 would cause the Surviving Corporation and Parent irreparable harm. In the event of any such breach, the Surviving Corporation and Parent shall be entitled, as a matter of right, to injunctive and other equitable relief without waiving any other rights which they may have to damages or otherwise.

           4. RELATIONSHIPS WITH VENDORS AND CUSTOMERS. From and after the date hereof, no Shareholder shall take or fail to take any action which could reasonably be expected to, directly or indirectly, have an adverse effect on the Subject Business or the business or operations of the Surviving Corporation prior to and after the Closing, or on the business relationship between the Company and the Surviving Corporation and any vendor, supplier or customer thereof.

           5. TERMINATION OF AFFILIATE TRANSACTIONS. Each of the Indemnifying Shareholders agrees that, effective as of the Effective Time and without any further action by the Company, the Surviving Corporation or any Shareholder, the Company and the Surviving Corporation shall be released from any and all obligations and liabilities under (i) the agreements set forth in the Disclosure Letter in response to Section 5.20, other than the Lease dated September 23, 1996, as amended, between the Company and J.R. Aero Leasing, Inc., and (ii) any and all agreements that were not, but by their terms should have been, set forth in the Disclosure Letter in response to Section 5.20 (other than those agreements pertaining to the establishment, operation, maintenance and termination of the ESOP), and all such agreements shall have no further force or effect as of the Effective Time.

           6. AMENDMENT AND TERMINATION OF ESOP. (a) Prior to the Closing Date, the Company shall amend the ESOP to provide that (i) Company Common Stock shall be allocated to the accounts of ESOP participants for those contributions made by the Company to the ESOP during the period beginning November 1, 1996 and ending on the Closing Date and (ii) upon termination of the ESOP as of the Effective Time, any distributions to ESOP participants shall be made solely in cash. The Company shall take all steps necessary to terminate the ESOP as of the Closing Date.

                (b) As soon as reasonably practicable after the Closing Date, Parent shall cause the Surviving Corporation to take all steps necessary to liquidate the ESOP and distribute the account balances of each ESOP participant therein, all in accordance with the applicable provisions of ERISA and the Code. Parent shall cause the Surviving Corporation to take all actions, including, without limitation, the filing with the Internal Revenue Service (the "IRS") of Form 5310, the giving of notices to ESOP participants and the adoption of any amendments to the ESOP that may be necessary to effect its liquidation. Parent and the Surviving Corporation shall cause the Trustee to make final distributions of the assets of the ESOP as soon as reasonably practicable after approval of the termination of the ESOP from the requisite Governmental Entities, including the IRS, has been received by the Surviving Corporation. The Surviving Corporation shall pay all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the ESOP and the Trustee in connection with the termination and liquidation of the ESOP; PROVIDED, HOWEVER, that the Trustee shall notify the Surviving Corporation of any such costs and expenses prior to the incurrence thereof and the Surviving Corporation shall approve such costs and expenses.

           7. 401(K) PLAN PARTICIPATION. In the event that Parent shall terminate the 401(k) plan of the Company in which the employees of the Company currently participate, such employees, as employees of the Surviving Corporation, shall be permitted to participate in the 401(k) plan of Parent.
In determining the eligibility of such employees to participate in, and the vesting schedule of the benefits they receive under, the 401(k) plan of Parent, the years of service such employees had with the Company prior to the Merger shall be considered as if such years of service had been with the Surviving Corporation.

           8. ACCRUAL OF CLOSING BONUS PAYMENTS. Prior to the Closing Date, the Company shall, and the Shareholders' Representative shall cause the Company to, accrue on its financial books and records any and all payments that are payable by the Company to any of its employees as a result of the transactions contemplated by this Agreement. Such amounts shall be accrued as contingent liabilities and such accrual shall have been made in accordance with GAAP.

           9. ESOP LOAN INTEREST PAYMENTS. Prior to the Closing Date, the Company shall have made contributions to the ESOP in amounts necessary to permit the ESOP to pay to Boatmen's all interest accrued under the ESOP Loan Agreement through the Closing Date.

           10. DISSOLUTION OF PAKKA PLASTICS S.A. DE C.V. The Company and the Indemnifying Shareholders acknowledge that the Company owns fifty percent of the outstanding capital stock of Pakka Plastics S.A. de C.V., a Mexican corporation ("Pakka"), and that Pakka is in the process of being dissolved by the shareholders thereof. As a result of the Merger, the Surviving Corporation will own such capital stock and in connection therewith, the Indemnifying Shareholders agree to cooperate and use their respective best efforts (including causing Pakka to retain Mexican counsel) to assist Parent and the Surviving Corporation in causing such dissolution to be completed in a form and manner satisfactory to Parent and the Surviving Corporation and their counsel as soon as practicable, but in no event more than 60 days, after the Effective Time.

           11. DISCLOSURE COVENANT OF THE COMPANY AND THE INDEMNIFYING SHAREHOLDERS. (a) The Company and the Indemnifying Shareholders represent and warrant to the ESOP and the Trustee that except as set forth in the next sentence and except for (i) this Agreement, (ii) the Escrow Agreement, (iii) the Noncompetition and Consulting Agreement, (iv) the Real Estate and Equipment Sale Agreement, (v) the Lease Agreement dated as of September 23, 1996 between the Company and J.R. Aero Leasing, Inc., which lease will be amended in accordance with Section 8.2(u) hereof, and (vi) the oral agreement for employment between the Company and Sue S. Mills, the terms of which are not being changed in connection with the Merger, there are no other agreements, understandings, arrangements or obligations entered into or to be entered into between Parent, Acquisition Sub, the Company or the Surviving Corporation, on the one hand, and any Indemnifying Shareholder, any family member of any Indemnifying Shareholder or any entity in which any Indemnifying Shareholder has an interest, on the other hand, by which any Indemnifying Shareholder, any family member of any Indemnifying Shareholder or any entity in which any Indemnifying Shareholder has an interest will (directly or indirectly) receive any consideration in connection with the transactions relating to the Merger. Except for payments to Sue S. Mills and John Wright (the spouse of Amy S. Wright), which payments, if any, shall not exceed $20,000 in the aggregate, none of the Indemnifying Shareholders shall receive any consideration pursuant to Section 8.2(v) or 10.8 hereof. Prior to the Closing, the Company and the Indemnifying Shareholders shall deliver to the Trustee drafts of the aforementioned agreements and shall deliver at the Effective Time executed copies of each of such agreements.

           (b)  The parties hereto recognize and acknowledge that a breach of
Section 10.11(a) will cause irreparable and material loss and damage to the ESOP. Accordingly, any agreement, understanding, arrangement or obligation that is in violation of Section 10.11(a) shall be null and void and of no further force or effect as to the provision that requires that compensation be paid to such Indemnifying Shareholder, but shall not affect the validity or enforceability of the remaining provisions of such agreement, understanding, arrangement or obligation. Parent, Acquisition Sub, the Company and the Indemnifying Shareholders agree that, in the event any such provision is deemed ineffective pursuant to the previous sentence of this Section 10.11(b), the parties to the agreement containing such provision shall use their respective reasonable best efforts to revise the terms of such provision so as to provide the mutual benefits intended by the parties thereto, which revised provision shall be reasonably acceptable to the Trustee.

           12. TRANSFER OF LIFE INSURANCE POLICY. The parties hereto acknowledge and agree that, prior to the Closing, the Company shall transfer to James Schwartzburg all of the insurance policies covering his life that are maintained by the Company, subject to the debt thereon and for no additional consideration, and such transfer shall be made in form and substance satisfactory to Parent and Acquisition Sub and their counsel, each of which shall have received copies of all documentation related thereto.

           SECTION 11.  TERMINATION; EFFECT OF TERMINATION.

           1. TERMINATION. This Agreement may be terminated at any time prior to the Closing by:

                (a) the mutual consent of Acquisition Sub, the Company and the Shareholders' Representative; or

                (b) Acquisition Sub, if there has been a breach by the Company or any Shareholder of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company or any Shareholder which is material and which the Company or such Shareholder fails to cure within 10 Business Days after notice thereof is given by Acquisition Sub (except no cure period shall be provided for a breach by the Company or any Shareholder which by its nature cannot be cured); or

                (c) the Company, if there has been a breach by Parent or Acquisition Sub of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Parent or Acquisition Sub which is material and which Parent or Acquisition Sub fails to cure within 10 Business Days after notice thereof is given by the Company (except no cure period shall be provided for a breach by Parent or Acquisition Sub which by its nature cannot be cured); or

                (d) Acquisition Sub, the Company or the Shareholders' Representative, if the conditions set forth in Section 8.1 shall not have been satisfied or waived (to the extent they may be waived) by January 31, 1997; or

                (e)  Acquisition Sub, if the conditions set forth in Section
     8.2 shall not have been satisfied or waived (to the extent they may be waived) by January 31, 1997; or

                (f) the Company, if the conditions set forth in Section 8.3 shall not have been satisfied or waived (to the extent they may be waived) by January 31, 1997; or

                (g) Acquisition Sub, the Company or the Shareholders' Representative, if any permanent injunction or other Order of a court or other competent authority preventing the Closing shall have become final and nonappealable;

PROVIDED, HOWEVER, that none of the Company, the Shareholders' Representative, Parent nor Acquisition Sub shall be entitled to terminate this Agreement pursuant to Section 11.1(d), (e) or (f) if such party's intentional breach (or, with respect to the Shareholders' Representative, any Shareholder's intentional breach) of this Agreement has prevented the satisfaction of a condition. Any termination pursuant to Section 11.1(a) shall be effected by a written instrument signed by Acquisition Sub, the Shareholders' Representative and the Company, and any termination pursuant to this Section 11.1 (other than a termination pursuant to Section 11.1(a)) shall be effected by written notice from the party or parties so terminating to the other parties hereto, which notice shall specify the Section hereof pursuant to which this Agreement is being terminated.

           2. EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 11.1, this Agreement shall be of no further force or effect, except for Sections 7.3, 7.7, Section 10.1, this Section 11.2 and Section 12, each of which shall survive the termination of this Agreement; PROVIDED, HOWEVER, that the Liability of any party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement and, in addition, in the event of any action for breach of contract in the event of a termination of this Agreement, the prevailing party shall be reimbursed by the other party to the action for reasonable attorneys' fees and expenses relating to such action.

           SECTION 12.  MISCELLANEOUS PROVISIONS.

           1. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Acquisition Sub, the Company and the Shareholders' Representative; PROVIDED, HOWEVER, that any amendment that would be adverse to the interests of the ESOP or the Trustee shall not be effective unless such amendment is signed by the Trustee.

           2. EXTENSION; WAIVER. At any time prior to the Closing, the parties (with the Shareholders' Representative acting on behalf of the Shareholders) may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, and any such waiver shall not operate or be construed as a waiver of any subsequent breach by the other party. Notwithstanding anything to the contrary contained in this
Section 12.2, no waiver or extension that is adverse to the interests of the ESOP or the Trustee shall be valid unless signed by the Trustee.

           3. ENTIRE AGREEMENT. This Agreement and the other agreements and documents referenced herein (including, but not limited to, the Disclosure Letter and the Exhibits (in their executed form) attached hereto) contain all of the agreements among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings among the parties with respect thereto (including, but not limited to, the letter of intent dated as of July 11, 1996, among Berry Plastics Corporation, the Company and James H. Schwartzburg).

           4. SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

           5. NO THIRD-PARTY BENEFICIARIES; SUCCESSORS AND ASSIGNS. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, representatives, heirs and estates, as the case may be.
This Agreement shall not be assignable by any party hereto without the consent of the other parties hereto; PROVIDED, HOWEVER, that anything contained herein to the contrary notwithstanding, the Surviving Corporation, Parent and/or Acquisition Sub may, without the prior written consent of any other party, assign any or all of its rights and interests hereunder to any lender providing financing for the transactions contemplated hereby.

           6. HEADINGS. Descriptive headings are for convenience only and shall not control or affect in any way the meaning or construction of any provision of this Agreement.

           7. NOTICES. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                (a)   if to the Company, to:

                           PackerWare Corporation
                           2330 Packer Road
                           Lawrence, Kansas  66044-0219
                           Attention:  James H. Schwartzburg
                           Telecopier:  (913) 842-3432;

                      with a copy to:

                           Spencer Fane Britt & Browne
                           1400 Commerce Bank Building
                           1000 Walnut Street
                           Kansas City, Missouri  64106-2140
                           Attention:  Gad Smith, Esq.
                           Telecopier:  (816) 474-3216;

                (b) if to the Indemnifying Shareholders, to the Shareholders' Representative at:

                           James H. Schwartzburg
                           1535 Alvamar Drive
                           Lawrence, Kansas  66047;

                      with a copy to:

                           Spencer Fane Britt & Browne
                           1400 Commerce Bank Building
                           1000 Walnut Street
                           Kansas City, Missouri  64106-2140
                           Attention:  Gad Smith, Esq.
                           Telecopier:  (816) 474-3216;

                (c) if to Parent, Acquisition Sub or the Surviving Corporation, to:

                           Berry Plastics Corporation
                           101 Oakley Street
                           Evansville, Indiana  47706
                           Attention:  Martin R. Imbler
                           Telecopier:  (812) 421-9604;

                      with a copy to:

                           O'Sullivan Graev & Karabell, LLP
                           30 Rockefeller Plaza
                           New York, New York  10112
                           Attention:  Michael Joseph O'Brien, Esq.
                           Telecopier:  (212) 408-2420; and

                (d)   if to the ESOP or the Trustee, to:

                           The Investor Services Trust Company
                           7007 College Boulevard, Suite 315
                           Overland Park, KS 66211
                           Attention:  Clifford Shinski
                           Telecopier: (913) 338-1665;

                      with a copy to:
                           Shook, Hardy & Bacon, L.L.P.
                           40 Corporate Woods, 6th Floor
                           9401 Indian Creek Parkway
                           Overland Park, KS 66225-5128
                           Attention:  Robert D. Grossman, Esq.
                           Telecopier: (913) 451-8879.

All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by telecopy, on the date of such delivery, (iii) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (iv) in the case of mailing, on the third Business Day following such mailing.

           8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

           9. GOVERNING LAW. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic law of the State of Kansas, without giving effect to any choice or conflict of law provision or rule (whether in the State of Kansas or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Kansas.

           10. JURISDICTION; VENUE. The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall properly (but not exclusively) lie in any Federal or state court located in the State of Kansas.

           11. INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

           12. CONSTRUCTION. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

           13. REMEDIES. Subject to the provisions of Sections 9.7 and 11.2, the parties shall each have and retain all other rights and remedies existing in their favor at law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement.

           14. WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, Proceeding or counterclaim arising out of or relating to this Agreement.

                             *     *     *

           IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement and Plan of Reorganization as of the date first written above.

                                     PARENT:

                                     BERRY PLASTICS CORPORATION


                                     By:  /S/ MARTIN R. IMBLER
                                        Name:  Martin R. Imbler
                                        Title:    President and CEO


                                     ACQUISITION SUB:

                                     PACKERWARE ACQUISITION CORPORATION


                                     By:  /S/ MARTIN R. IMBLER
                                        Name:  Martin R. Imbler
                                        Title:    President and CEO

                                     COMPANY:

                                     PACKERWARE CORPORATION


                                     By:  /S/ JAMES H. SCHWARTZBURG
                                        Name:  James H. Schwartzburg
                                        Title:    Chairman of the Board



                                     SHAREHOLDERS:

                                     PACKERWARE CORPORATION EMPLOYEE
                                     STOCK OWNERSHIP PLAN AND TRUST


                                     By:   /S/ CLIFFORD SHINSKI, PRESIDENT
                                        The Investors Services Trust
                                        Company, not in its individual
                                        capacity, but solely as Trustee


                                          /S/ JAMES H. SCHWARTZBURG
                                              James H. Schwartzburg

                                          /S/ BONNIE C. SCHWARTZBURG
                                     Bonnie C. Schwartzburg, as trustee
                                     for James R. Schwartzburg under
                                     Agreement dated April 3, 1996,
                                     with James H. Schwartzburg, grantor


                                          /S/ SUE S. MILLS
                                          Sue S. Mills


                                          /S/ AMY S. WRIGHT
                                          Amy S. Wright


                                          /S/ DAVID C. SCHWARTZBURG
                                          David C. Schwartzburg


                                          /S/ F.D. SCHWARTZBURG
                                          F.D. Schwartzburg

                                                                ANNEX I



                              DEFINITIONS


           The following terms used in the Stock Purchase Agreement shall have the following respective meanings:

           "ACCOUNTANTS' DETERMINATION" has the meaning set forth in Section 3.2(b).

           "ACQUISITION SUB" has the meaning set forth in the caption.

           "ADDITIONAL MERGER CONSIDERATION" has the meaning set forth in
Section 2.1(a).

           "AFFILIATE" means, with respect to any Person, (i) a director, officer or stockholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

           "ALLOCATED ESOP SHARE NUMBER" has the meaning set forth in Section 2.1(a).

           "ALLOCATED SHARE ADDITIONAL AMOUNT" has the meaning set forth in
Section 2.1(a).

           "ALLOCATED SHARES" means the shares of Company Common Stock allocated to the accounts of participants in the ESOP as of the Effective Time.

           "ARBITRATING ACCOUNTANTS" has the meaning set forth in Section
3.2(b).

           "BEST KNOWLEDGE" of any Person shall mean and include (i) actual knowledge and (ii) that knowledge which a prudent businessperson could have obtained in the management of his business affairs after making due inquiry and exercising due diligence which a prudent businessperson should have made or exercised, as applicable, with respect thereto. In connection therewith, the knowledge (both actual and constructive) of any Shareholder or any managerial employee of the Company shall be imputed to be the knowledge of the Company.

           "BOATMEN'S" has the meaning set forth in Section 2.3.

           "BUSINESS DAY" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

           "BUYER GROUP" means Acquisition Sub, Parent, the Surviving Corporation and each of their respective successors and assigns, officers, directors, employees, representatives and Affiliates, other than any Shareholder.

           "BUYER'S ACCOUNTANTS" has the meaning set forth in Section 3.1.

           "BUYER'S NOTICE OF ADJUSTMENT" has the meaning set forth in Section 3.2.

           "CAPX AMOUNT" has the meaning set forth in Section 2.1(a).

           "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

           "CERCLIS" means the Comprehensive Environmental Response, Compensation, and Liability Information System.

           "CERTIFICATE OF MERGER" has the meaning set forth in the preamble.

           "CLOSING" has the meaning set forth in Section 1.7.

           "CLOSING BALANCE SHEET" has the meaning set forth in Section 3.1.

           "CLOSING DATE" has the meaning set forth in Section 1.7.

           "CLOSING ESOP CONSIDERATION" has the meaning set forth in Section 2.1(a).

           "CODE" means the Internal Revenue Code of 1986, as amended.

           "COMPANY" has the meaning set forth in the caption.

           "COMPANY COMMON STOCK" has the meaning set forth in the preamble.

           "COMPANY'S BY-LAWS" means the by-laws of the Company.

           "COMPANY'S CHARTER" means the articles of incorporation of the Company.

           "COMPETITIVE BUSINESS" means any business involving the sale of products or provision of services in any city or county in any State of the United States if such business or the products sold or services provided by it are competitive, directly or indirectly, with the Subject Business or any product sold by the Company or the Surviving Corporation.

           "CONFIDENTIAL INFORMATION" means all trade secrets of the Company and the Surviving Corporation and all information of a proprietary or confidential nature relating to the Company, the Surviving Corporation or the Subject Business excluding any information that (i) as of the Closing Date, is in the public domain; (ii) after the Closing Date enters the public domain through no wrongful action or inaction on the part of any Shareholder; and
(iii) is communicated to a Shareholder by a third party under no duty of secrecy or confidentiality to any Person.

           "CONSTITUENT CORPORATIONS" has the meaning set forth in Section 1.1.

           "CONTRACT" means any (written or oral) loan or credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order or other agreement, instrument, permit, concession, franchise or license.

           "CONTROL" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

           "CORPORATE RIGHTS" has the meaning set forth in Section 1.3.

           "DESIGNATED SHAREHOLDERS" has the meaning set forth in Section
10.2(c).

           "DIRECTING PARTICIPANTS" has the meaning set forth in Section
1.6(a).

           "DIRECTION STATEMENT" has the meaning set forth in Section 1.6(a)

           "DISCLOSURE LETTER" has the meaning set forth in Section 5.1.

           "EFFECTIVE TIME" has the meaning set forth in Section 1.2.

           "EMPLOYEE PLAN" means any "employee benefit plan" (as defined in Section 3(3) of ERISA) as well as any other plan, program or arrangement involving direct and indirect compensation, under which the Company or any ERISA Affiliate of the Company has any present or future obligations or Liability on behalf of its employees or former employees, contractual employees or their dependents or beneficiaries.

           "EMPLOYMENT AGREEMENT" means the Employment Agreement to be entered into between the Surviving Corporation and Bruce Sims.

           "ENCUMBRANCES" means and includes security interests, mortgages, liens, pledges, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

           "ENVIRONMENTAL, HEALTH AND SAFETY LAWS" means all Laws, Permits and Contracts with Governmental Entities relating to or addressing pollution or protection of the environment, public health and safety, or employee health and safety, including, but not limited to, the Solid Waste Disposal Act, as amended, 42 U.S.C. <section><section>6901, ET SEQ., the Clean Air Act, as amended, 42 U.S.C. <section><section>7401 ET SEQ., the Federal Water Pollution Control Act, as amended, 33 U.S.C. <section><section>1251 ET SEQ., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.
<section><section>11001 ET SEQ., the Comprehensive Environmental Response,
Compensation, and Liability Act, as amended, 42 U.S.C. <section><section>9601 ET SEQ., the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C. <section>1804 ET SEQ., the Occupational Safety and Health Act of 1970, the regulations promulgated thereunder, and any similar Laws and other requirements having the force or effect of Law, and all Orders issued or promulgated thereunder, and all related common law theories.

           "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

           "ERISA AFFILIATE" means, with respect to any Person, any entity that is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with such Person as defined in Section 414(b), 414(c) or 414(m) of the Code.

           "ESCROW AGENT" has the meaning set forth in Section 2.4(a).

           "ESCROW AGREEMENT" means the Escrow Agreement among Parent, the Stockholders' Representative and the Escrow Agent.
           "ESCROW AMOUNT" has the meaning set forth in Section 2.1(a).

           "ESOP" means the PackerWare Corporation Employee Stock Ownership Plan and Trust.

           "ESOP LOAN AGREEMENT" has the meaning set forth in Section 2.3.

           "ESOP SHARE NUMBER" has the meaning set forth in Section 2.1(a).

           "ESOP SHARES" has the meaning set forth in Section 2.1(a).

           "EVALUATION MATERIAL" has the meaning set forth in Section 7.3.

           "EXCLUSIVE PERIOD" has the meaning set forth in Section 7.8(a).

           "FINAL DETERMINATION DATE" has the meaning set forth in Section
3.2(c).

           "FINAL WORKING CAPITAL" has the meaning set forth in Section 3.1.

           "FINAL WORKING CAPITAL STATEMENT" has the meaning set forth in
Section 3.1.

           "FINANCIAL STATEMENTS" has the meaning set forth in Section 5.5.

           "FIRST 20-DAY PERIOD" has the meaning set forth in Section 3.2(b).

           "GAAP" has the meaning set forth in Section 3.1.

           "GOVERNMENTAL ENTITY" means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, Federal, state or local.

           "HAZARDOUS MATERIALS" means any hazardous or toxic chemicals, materials or substances; any pollutants or, contaminants; or crude oil or any fraction thereof (as such terms are defined under any Environmental, Health and Safety Law).

           "INDEMNIFIED PERSONS" means the Buyer Group, the Company or the Shareholders, as the case may be.

           "INDEMNIFYING PERSONS" means the Shareholder Group, Parent or Acquisition Sub, as the case may be.

           "INDEMNIFYING SHAREHOLDERS" means all Shareholders other than the Trustee.

           "INTELLECTUAL PROPERTY RIGHTS" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, instructions, marketing materials, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

           "KANSAS STATUTE" has the meaning set forth in the preamble.

           "LATEST BALANCE SHEET" has the meaning set forth in Section 5.5(b).

           "LATEST BALANCE SHEET DATE" has the meaning set forth in Section 5.5(b).

           "LAW" means any law, statute, treaty, rule, directive or regulation or Order of any Governmental Entity.

           "LEASED PROPERTY" has the meaning set forth in Section 5.10(a).

           "LESSOR" has the meaning set forth in Section 8.2(v).

           "LIABILITY" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

           "LICENSED REQUISITE RIGHTS" has the meaning set forth in Section 5.11(a).

           "LOSSES" means any and all losses, claims, shortages, damages, liabilities, expenses (including reasonable attorneys' and accountants' and other professionals' fees), assessments, Tax deficiencies and Taxes incurred in connection with the receipt of indemnification payments (including interest or penalties thereon) arising from or in connection with any such matter that is the subject of indemnification under Section 9.1. In addition, "Losses" shall be determined by deducting therefrom (i) the amount of the Tax benefit (if any) which is realized by such Indemnified Person and (ii) the amount, if any, recovered by the Indemnified Person under insurance policies (net of deductibles and premium increases resulting therefrom), and in each case net of all costs and expenses incurred in recovering such amount.

           "MATERIAL ADVERSE CHANGE" means, with respect to any Person, any material adverse change in the business, operations, assets (including levels of working capital and components thereof), condition (financial or otherwise), operating results, Liabilities, employee relations or business prospects of such Person or any material casualty loss or damage to the assets of such Person, whether or not covered by insurance.

           "MATERIAL ADVERSE EFFECT" on any Person means a material adverse effect on the business, operations, assets (including levels of working capital and components thereof), condition (financial or otherwise), operating results, Liabilities, employee relations or business prospects of such Person.

           "MAXIMUM CLOSING MERGER CONSIDERATION" has the meaning set forth in
Section 1.2(a).

           "MAXIMUM MERGER CONSIDERATION" has the meaning set forth in Section 2.1(a).

           "MERGER" has the meaning set forth in the preamble.

           "MERGER CONSIDERATION" has the meaning set forth in Section 2.1(a).

           "MERGER SHARE ADDITIONAL AMOUNT(S)" has the meaning set forth in
Section 1.2(a).
           "MERGER SHARE NUMBER" has the meaning set forth in Section 1.2(a).

           "MERGER SHARES" has the meaning set forth in Section 2.1(a).

           "NONCOMPETITION AND CONSULTING AGREEMENT" has the meaning set forth in Section 10.2(b).

           "OBJECTION NOTICE" has the meaning set forth in Section 3.2(a).

           "ORDERS" means judgments, writs, decrees, compliance agreements, injunctions or orders of any Governmental Entity or arbitrator.

           "OVERPAYMENT AMOUNT" has the meaning set forth in Section 3.3(b).

           "OVERPAYMENT ESCROW AGENT" has the meaning set forth in Section 2.1(c)(iii).

           "OWNED PROPERTY" has the meaning set forth in Section 5.10(a).

           "OWNED REQUISITE RIGHTS" has the meaning set forth in Section
5.11(a).

           "PAKKA" has the meaning set forth in Section 10.9.

           "PARENT" has the meaning set forth in the caption.

           "PER ALLOCATED SHARE ADDITIONAL AMOUNT" has the meaning set forth in
Section 1.2(a).

           "PER ALLOCATED SHARE CLOSING AMOUNT" has the meaning set forth in
Section 1.2(a).

           "PER MERGER SHARE ADDITIONAL AMOUNT" has the meaning set forth in
Section 1.2(a).

           "PER MERGER SHARE CLOSING AMOUNT" has the meaning set forth in
Section 1.2(a).

           "PER UNALLOCATED SHARE CLOSING AMOUNT" has the meaning set forth in
Section 1.2(a).

           "PERCENTAGE INTEREST" means, as to each Indemnifying Shareholder, the percentage figure that expresses the ratio between the number of shares of Company Common Stock owned by such Indemnifying Shareholder immediately prior to Closing, as set forth on SCHEDULE I attached hereto, and the Merger Share Number, rounded to the nearest .0001.

           "PERMITS" means all permits, licenses, authorizations, registrations, franchises, approvals, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

           "PERMITTED ENCUMBRANCES" means (i) Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books, (ii) workers or unemployment compensation liens arising in the ordinary course of business,
(iii) mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business securing amounts that are not delinquent,
(iv) easements, covenants, conditions and restrictions of record as to which no violation or encroachment exists, (v) any zoning or other governmentally established restrictions or Encumbrances which do not materially interfere with the conduct of the Subject Business as presently conducted and are not violated by existing improvements, and (vi) railroad trackage agreements, utility, slope and drainage easements, right-of-way easements and leases regarding signs, all whether or not of record and which do not interfere with the conduct of the Subject Business as presently conducted and are not violated by existing improvements.

           "PERSON" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

           "PLEDGE AND PROXY AGREEMENT" means the Pledge and Proxy Agreement dated December 17, 1986, between Boatman's (by assignment from The Merchant
Bank) and the ESOP.

           "POTENTIAL TRANSACTION" has the meaning set forth in Section 7.8(a).

           "PROCEEDINGS" means actions, suits, claims, investigations or legal or administrative or arbitration proceedings.

           "PROPORTIONATE PERCENTAGE" means, (i) as to each Indemnifying Shareholder, the percentage figure that expresses the ratio between (x) the number of shares of Company Common Stock owned by such Indemnifying Shareholder immediately prior to the Closing, as set forth on SCHEDULE I attached hereto, and (y) the sum of the Merger Share Number and the Allocated ESOP Share Number, rounded to the nearest .0001 and (ii) as to the ESOP, the percentage figure that expresses the ratio between (x) the Allocated ESOP Share Number and (y) the sum of the Merger Share Number and the Allocated ESOP Share Number, rounded to the nearest .0001.

           "REAL PROPERTY" has the meaning set forth in Section 5.10(a).

           "RELATED DOCUMENTS" means, collectively, the Certificate of Merger, the Escrow Agreement, the Noncompetition and Consulting Agreement and the Employment Agreement.

           "RELEASED PERSONS" has the meaning set forth in Section 7.9.

           "REQUISITE RIGHTS" has the meaning set forth in Section 5.11(a).

           "SETTLEMENT AGREEMENT" has the meaning set forth in Section 3.2(b).

           "SHAREHOLDER(S)" has the meaning set forth in the caption.

           "SHAREHOLDER GROUP" means each of the Indemnifying Shareholders and their respective representatives, heirs and estate.

           "SHAREHOLDER MATERIALS" has the meaning set forth in Section 1.6(d).

           "SHAREHOLDER NONCOMPETITION PERIOD" has the meaning set forth in
Section 10.2(d).

           "SHAREHOLDERS' EXPENSES" has the meaning set forth in Section
2.1(a).

           "SHAREHOLDERS' REPRESENTATIVE" has the meaning set forth in Section 7.10(a).
           "SHARES" has the meaning set forth in Section 2.1(a).

           "SPECIAL MEETING" has the meaning set forth in Section 1.6(a).

           "STIPULATED DEBT" has the meaning set forth in Section 2.1(a).

           "SUBJECT BUSINESS" has the meaning set forth in the preamble.

           "SURVIVAL DATE" has the meaning set forth in Section 9.5.

           "SURVIVING CORPORATION" has the meaning set forth in Section 1.1.

           "TAX" means any of the Taxes.

           "TAX RETURNS" means Federal, state, local and foreign tax returns, reports, statements, declarations of estimated tax and forms.

           "TAXES" means, with respect to any entity, (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity (if any) and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of (A) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity, (B) being a member of an affiliated or combined group or (C) any contractual obligation.

           "THIRD-PARTY CLAIM" has the meaning set forth in Section 9.4.

           "TRANSITION PERIOD" has the meaning set forth in Section 7.1.

           "TRUSTEE" has the meaning set forth in Section 1.6(b).

           "UNALLOCATED SHARES" means the shares of Company Common Stock that have not been allocated to the account of any participant in the ESOP as of the Effective Time.

           "UNDERPAYMENT AMOUNT" has the meaning set forth in Section 3.3(b).

                                                             SCHEDULE I

                     SHAREHOLDERS; CAPITALIZATION



NAME                                                            NUMBER OF SHARES
James H. Schwartzburg                                                354,968
Bonnie Schwartzburg, trustee for21,000
James R. Schwartzburg under
agreement dated April 3, 1996,
with James H. Schwartzburg, grantor
Sue S. Mills                                                          21,000
Amy S. Wright                                                         21,000
David C. Schwartzburg                                                 43,690
F.D. Schwartzburg                                                     27,862
The Investors Services Trust Company,
Trustee of the PackerWare Corporation
Employee Stock Ownership Plan and Trust                              210,729
     Total outstanding shares of Company Common                      700,249
Stock

                                                            SCHEDULE II


                       ASSETS TO BE TRANSFERRED



     1.    Elox 12.3816 CNC EDM Machine (serial number 004657)

     2.    15" Normandy Planter Mold (single cavity)

     3.    8" Cavity Stadium Cup Mold

     4.    4.5" Square Flower Pot Mold

     5.    The real property legally described as follows:

              All that part of the Northeast Quarter of Section 23, Township 12 South, Range 19 East of the 6th P.M., Douglas County, Kansas, described as follows:

              Tract I:

              Commencing at the Northeast corner of the Northeast Quarter of
              Section 23; thence southerly along the east line of said Section
              933.4 feet; thence Westerly 90<circle> 14' to the right from last described course along a line parallel to and 933.4 feet normally distant from the North line of Section 23, 700 feet, said point being on the Westerly property line of the Atchison, Topeka and Santa Fe Railway Company (hereinafter "Railway") 50 feet Westerly of and normally distant from the center line of Railway's Track No. 105 at Mile Post 0+4837.7 feet; thence Westerly along a line parallel to and 933.4 feet normally distant from the North line of Section 23, 400 feet; thence Northerly 89<circle> 46' to the right from last described course along a line parallel with and 1100 feet normally distant from the east line of Section 23,
              75.00 feet to the point of beginning; thence 384.20 feet, more or less, to a point on the Southerly property line of Railway, said point being 30 feet southerly of and normally distant from the centerline of Railway's Tract No. 80 at Mile Post 0+4723.2 feet; thence Easterly along said Southerly property line parallel with and 30 feet normally distant from the centerline of said Tract No. 80, 27.2 feet; thence Northeasterly on a curve concave to the left, having a radius of 633.8 feet, 399.6 feet, more or less; thence northeasterly parallel to and 30 feet normally distant from the centerline of said Tract No. 80, 80 feet to a point of intersection with the Northwesterly property line of Railway, said point being 30 feet normally distant from the centerline of said Tract No. 80 at Mile Post 0+4235 feet and 50 feet Northwesterly of measured normally distant from the centerline of Railway's Tract No. 105 at Mile Post 0+4225 feet; thence Southwesterly along said property line on a curve concave to the left having a radius of 653.8 feet 297.0 feet, more or less, to point of tangent; thence continuing Southerly along said property line parallel with and 50 feet normally distant from the centerline of said Tract No. 105, 211.90 feet, more or less; thence Westerly 36.50 feet to the Northeast corner of existing building; thence Westerly along the North side of the existing building 240.15 feet, more or less to the Northwest corner of the existing building; thence Southerly along the West side of the existing building 55.35 feet to an "x" chiseled in the concrete; thence Westerly 124.00 feet to the point of beginning, all in Douglas County, Kansas.

              Tract II:

              Commencing at the Northeast corner of the Northeast Quarter of
              Section 23; thence Southerly along the East line of said Section,
              933.4 feet; thence Westerly 90<circle> 14' to the right from last described course along a line parallel to and 933.4 feet normally distant from the North line of Section 23, 700 feet, said point being on the Westerly property line of the Atchison, Topeka and Santa Fe Railway Company (hereinafter "Railway") 50 feet Westerly of and normally distant from the center line of Railway's Track No. 105 at Mile Post 0+4837.7 feet; thence Westerly along a line parallel to and 933.4 feet normally distant from the North line of Section 23, 276 feet; thence North at an included angle of 90<circle> 14', 12 feet to a point of beginning; thence North to the South side of existing building 48.00 feet; thence East along the South side of existing building 60.00 feet; thence South along the West side of building 28.33 feet; thence East along the South side of existing building 12.00 feet; thence South on a line parallel to the West property line of heretofore described Tract One 19.67 feet; thence West on the line parallel to the South property line of heretofore described Tract One 72.00 feet to the point of beginning, all in Douglas County, Kansas.

              Both tracts now being a portion of Lot 2, Packer Plastics No. 2, an Addition to the City of Lawrence, as shown by the recorded plat thereof, in Douglas County, Kansas.